                                                                     EXHIBIT 4.1


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          COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT

                                     among

                            SOUTHWEST AIRLINES CO.,

                            THE BANKS PARTY HERETO,

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                            as Documentation Agent,

                          NATIONSBANK OF TEXAS, N.A.,
                             as Syndication Agent,

                           THE CHASE MANHATTAN BANK,
                        as Auction Administration Agent,

                                      and

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                            as Administrative Agent



                               As of May 6, 1997


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                               TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.1      Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2.1      Computation of Time Periods.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE II - LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.1      Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.2      Competitive Bid Procedure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 2.3      Committed Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 2.4      Refinancings; Conversions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 2.5      Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 2.6      Termination and Reduction of Commitments. . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 2.7      Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 2.8      Loan Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 2.9      Interest on Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 2.10     Interest on Overdue Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 2.11     Alternate Rate of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 2.12     Prepayment of Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 2.13     Reserve Requirements; Change in
                          Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 2.14     Change in Legality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 2.15     INDEMNITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 2.16     Pro Rata Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 2.17     Sharing of Setoffs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 2.18     Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 2.19     Tax Forms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 2.20     Calculation of LIBO Rates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 2.21     Booking Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 2.22     Quotation of Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE III - CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 3.1      Conditions Precedent to Initial
                          Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 3.2      Conditions Precedent to Each Committed
                          Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 3.3      Conditions Precedent to Each Competitive
                          Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 3.4      Legal Details.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE IV - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 4.1      Organization, Authority, and
                          Qualifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 4.2      Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 4.3      Compliance with Agreement and Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47





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         Section 4.4      Authorization; No Breach; and Valid
                          Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 4.5      Litigation and Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 4.6      Ownership of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 4.7      Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 4.8      Approvals Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 4.9      Business; Status as Air Carrier.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 4.10     ERISA Compliance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 4.11     Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 4.12     Purpose of Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 4.13     Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 4.14     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE V - COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 5.1      Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 5.2      Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 5.3      Maintenance of Existence, Licenses and
                          Franchises; Compliance With Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 5.4      Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 5.5      Maintenance of Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 5.6      Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 5.7      Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 5.8      Appraisals.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 5.9      Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 5.10     Reporting Requirements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 5.11     Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 5.12     Restrictions on Sale-Leaseback
                          Transactions; Pool Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 5.13     Restrictions on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 5.14     Mergers and Dissolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 5.15     Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

ARTICLE VI - EVENTS OF DEFAULT; REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 6.1      Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 6.2      Remedies Upon Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 6.3      Remedies in General.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

ARTICLE VII - THE AGENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.1      Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.2      Agents' Reliance, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.3      Rights of Agents as Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66


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         Section 7.4      Bank Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 7.5      AGENTS' INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 7.6      Successor Administrative Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 7.7      Successor Auction Administration Agent. . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 7.8      Successor Documentation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 7.9      Notice of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

ARTICLE VIII - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 8.1      Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 8.2      Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 8.3      No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 8.4      Costs, Expenses and Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 8.5      INDEMNITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 8.6      Right of Setoff.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 8.7      GOVERNING LAW; VENUE; SERVICE OF PROCESS  . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 8.8      Usury Not Intended. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 8.9      Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 8.10     Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 8.11     Successors and Assigns; Participations. . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 8.12     Independence of Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 8.13     Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 8.14     Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 8.15     Descriptive Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 8.16     Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 8.17     WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84


SCHEDULES

Location of Lending Office; Notice Information                                       Schedule I
Pool Assets                                                                          Schedule II

EXHIBITS

Form of Competitive Bid Request                                                      Exhibit A-1
Form of Notice of Committed Borrowing                                                Exhibit A-2
Form of Notice to Banks of Competitive
         Bid Request                                                                 Exhibit B
Form of Competitive Bid                                                              Exhibit C
Form of Competitive Note                                                             Exhibit D-1
Form of Committed Note                                                               Exhibit D-2





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                               TABLE OF CONTENTS
                                  (Continued)

Form of Company Counsel Opinion                                                      Exhibit E-1
Form of Agents' Counsel Opinion                                                      Exhibit E-2
Form of Administrative Questionnaire                                                 Exhibit F
Form of Financial Report Certificate                                                 Exhibit G
Form of Assignment and Acceptance                                                    Exhibit H
Form of Appraisal                                                                    Exhibit I

                            COMPETITIVE ADVANCE AND
                      REVOLVING CREDIT FACILITY AGREEMENT

         COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT dated as of May 6, 1997, among SOUTHWEST AIRLINES CO., a Texas corporation (the "Company"), the Banks, TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Banks (in such capacity, the "Administrative Agent"), THE CHASE MANHATTAN BANK, a New York banking corporation, as auction administration agent for the Banks (in such capacity, the "Auction Administration Agent"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as documentation agent for the Banks (in such capacity, the "Documentation Agent"), and NATIONSBANK OF TEXAS, N.A., a national banking association, as syndication agent for the Banks (in such capacity, the "Syndication Agent").

         The Company has requested the Banks to extend credit to the Company in order to enable it to borrow on a revolving credit basis on and after the Effective Date and at any time and from time to time prior to the Termination Date (each as herein defined) a principal amount not in excess of $475,000,000 at any time outstanding. The Company has also requested the Banks to provide a procedure pursuant to which the Company may designate that all of the Banks be invited to bid on an uncommitted basis on borrowings by the Company scheduled to mature on or prior to the Termination Date. The Banks are willing to extend such credit to the Company on the terms and conditions herein set forth. Accordingly, the Company, the Agents, and the Banks agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted Pre-Tax Income" of any Person means, with respect to any period, net income before taxes of such Person for such period, but excluding
(i) any gain or loss arising from the sale of capital assets other than capital assets consisting of Aircraft, (ii) any gain or loss arising from any write-up or write-down of assets, (iii) income or loss of any other Person, substantially all of the assets of which have been acquired by such Person in any manner, to the extent that such income or loss was realized by such other Person prior to the date of such acquisition, (iv) net income or loss of any other Person (other than a Subsidiary) in which such Person has an ownership interest, (v) the income or loss of any other Person to which assets of such Person shall have been sold, transferred, or disposed of, or into which such Person shall have merged, to the extent that such income or loss arises prior to the date of such transaction, (vi) any gain or loss arising from the acquisition of any securities of such Person, (vii) gains or losses reported as extraordinary in accordance with GAAP not previously excluded in clauses (i) through (vi), and (viii) the cumulative effect of changes in accounting methods permitted by GAAP during such period.

         "Administrative Agent" is defined in the introduction to this Agreement.

         "Administrative Questionnaire" means an Administrative Questionnaire substantially in the form of Exhibit F hereto, which each Bank shall complete and provide to the Administrative Agent.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.

         "Agents" means the Administrative Agent, the Auction Administration Agent, the Documentation Agent and the Syndication Agent.

         "Agreed Maximum Rate" means, for any date, the Alternate Base Rate plus 1% per annum.

         "Agreement" means this Competitive Advance and Revolving Credit Facility Agreement, as the same may be amended, supplemented, or modified from time to time.

         "Aircraft" means, collectively, airframes and aircraft engines now owned or hereafter acquired by the Company, together with all appliances, equipment, instruments, and accessories (including radio and radar) from time to time belonging to, installed in, or appurtenant to such airframes and aircraft engines; provided, however, the term "Aircraft" shall not include airframes and engines leased by the Company.

         "Aircraft Rentals" means the operating expense attributable to rental of aircraft, calculated in accordance with the line item described as such in the Current Financials.

         "Alternate Base Loan" means any Committed Loan with respect to which the Company shall have selected an interest rate based on the Alternate Base Rate in accordance with the provisions of Article II.

         "Alternate Base Rate" means, for any date, a rate per annum (rounded upwards, if not already a whole multiple of 1/100 of 1%, to the next higher 1/100 of 1%) equal to the greater of (i) the Prime Rate in effect on such day, and (ii) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" means, as of a particular date, the prime rate most recently announced by TCB and thereafter entered in the minutes of TCB's Loan and Discount Committee, automatically fluctuating upward and downward with and at the time specified in each such announcement without special notice to the Company or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability of the Administrative Agent to obtain sufficient quotations or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

         "Applicable Law" means the Laws of the United States of America applicable to contracts made or performed in the State of Texas, including, without limitation, 12 U.S.C. Section 86(a), as amended, and any other statute of the United States of America now or at any time hereafter prescribing maximum rates of interest on loans, advances, and extensions of credit, and the Laws of the State of Texas, including, without limitation, Article 5069-1.04 and 5069-1.07(a), Title 79, Revised Civil Statutes of Texas, 1925 (Art. 5069-1.04 and Art. 5069-1.07(a), Vernon's Annotated Texas Statutes), as amended ("Article 1.04"), and any other statute of, or any provisions of the Constitution of, the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans, advances, and extensions of credit.

         "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of an Alternate Base Loan or a Fixed Rate Loan and such Bank's Eurodollar Lending Office in the case of a Eurodollar Loan.

         "Applicable Margin" means, as of any date, in the case of Eurodollar Loans that are Committed Loans, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:


==============================================================
                                     Applicable Margin for
  Public Debt Rating               Eurodollar Loans that are
     S&P/Moody's                        Committed Loans
--------------------------------------------------------------
  A/A2 or better                             .155%
--------------------------------------------------------------
  A-/A3                                      .17%
--------------------------------------------------------------
  BBB+/Baa1                                  .20%
--------------------------------------------------------------
  BBB/Baa2                                   .225%
--------------------------------------------------------------
  BBB-/Baa3                                  .30%
--------------------------------------------------------------
  BB+/Ba1 or below                           .50%
==============================================================

For purposes of determining the Applicable Margin on any date, the Public Debt Rating shall be determined as set forth in the definition of the term Public Debt Rating.

         "Appraisal" means a "desk-top" appraisal report substantially in the form of Exhibit I, which will not include physical inspection of aircraft, engines or maintenance records and will assume the equipment is half life in its maintenance cycle, dated the date of delivery thereof to the Banks pursuant to the terms of this Agreement, by one or more independent appraisal firms of recognized national standing selected by the Company (such firm to be reasonably satisfactory, at the time of such Appraisal, to the Administrative Agent) setting forth the fair market value, as determined in accordance with the definition of "fair market value" promulgated by the International Society of Transport Aircraft Trading, as of the date of such appraisal, of each Pool Asset or a proposed Pool Asset, as the case may be.

         "Appraisal Delivery Date" means (a) the Asset Pool Date, (b) each date of replacement, removal or addition of any Pool Assets, and (c) if no Appraisal of all of the Pool Assets shall have been provided in any two-year period, at the end of each such two-year period.

         "Appraised Value" means, as of any date of determination, the aggregate fair market value as of such date of each Pool Asset or proposed Pool Asset, as the case may be, as provided in the most recently delivered Appraisal.

         "Article 1.04" is defined in the definition of the term Applicable
Law.

         "Asset Pool Date" means the earlier of (a) the termination of the Bond Indenture or (b) February 15, 1998.

         "Assignment and Acceptance" is defined in Section 8.11(c).

         "Auction Administration Agent " is defined in the introduction to this Agreement.

         "Auditors" means independent certified public accountants of recognized national standing selected by the Company.

         "Banks" means those banks signatory hereto and other banks which from time to time become party hereto pursuant to the provisions of this Agreement.

         "B of A" means Bank of America National Trust and Savings Association.

         "Board" means the Board of Governors of the Federal Reserve System of the United States.

         "Bond Indenture" means the Indenture dated December 1, 1985, between the Company and TCB, as trustee thereunder.

         "Borrowing" means a Competitive Borrowing or a Committed Borrowing.

         "Borrowing Date" means the Business Day upon which the proceeds of any Borrowing are to be made available to the Company.

         "Business Day" means a day when the Agents and each Bank's Applicable Lending Office are open for business, other than a Saturday or Sunday, and if the applicable Business Day relates to any Eurodollar Loan, a day on which dealings in dollar deposits are carried on in the Eurodollar Interbank Market and commercial banks are open for domestic or international business in London, England, in New York, New York, and in Houston, Texas.

         "Chase" means The Chase Manhattan Bank.

         "Collateral Coverage Test" means, on any date, the requirement that the Appraised Value of the Pool Assets on such date shall not be less than an amount equal to 1.5 times the sum of the total Commitments on such date (or, after termination of the Commitments, the sum of the aggregate amount of Loans outstanding).

         "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, and, if applicable, amendments hereto, as such amount may be permanently terminated or reduced from time to time pursuant to Section 2.6, Section 2.13(d) and Section 6.2, and as such amount may be increased or reduced from time to time by assignment or assumption pursuant to Section 2.13(d) and Section 8.11(c). The Commitments shall automatically and permanently terminate on the Termination Date.

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans from each of the Banks distributed ratably among the Banks in accordance with their respective Commitments.

         "Committed Loan" means a loan by a Bank to the Company pursuant to
Section 2.1, and shall be either a Eurodollar Loan or an Alternate Base Loan.

         "Committed Note" means a promissory note which a Bank may require the Company to execute in accordance with Section 2.8(b), payable to the order of such Bank, in substantially the form of Exhibit D-2 hereto, with the blanks appropriately completed, to evidence the aggregate indebtedness of the Company to such Bank resulting from the Committed Loans made by such Bank to the Company, together with all modifications, extensions, renewals, and rearrangements thereof.

         "Communications" is defined in Section 8.2.

         "Company" is defined in the introduction to this Agreement.

         "Competitive Bid" means an offer by a Bank to make a Competitive Loan pursuant to Section 2.2.

         "Competitive Bid Rate" means, as to any Competitive Bid made by a Bank pursuant to Section 2.2(b), (i) in the case of a Eurodollar Loan, the Margin (which will be added to or subtracted from the LIBO Rate), and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest, in each case, offered by the Bank making such Competitive Bid.

         "Competitive Bid Request" means a request for Competitive Bids made pursuant to Section 2.2(a) substantially in the form of Exhibit A-1.

         "Competitive Borrowing" means a borrowing consisting of a single Competitive Loan from a Bank or simultaneous Competitive Loans from one or more of the Banks, in each case, whose Competitive Bid as all or as a part of such Borrowing, as the case may be, has been accepted by the Company under the bidding procedure described in Section 2.2.

         "Competitive Loan" means a loan from a Bank to the Company pursuant to the bidding procedure described in Section 2.2, and shall be either a Eurodollar Loan or a Fixed Rate Loan.

         "Competitive Note" means a promissory note which a Bank may require the Company to execute in accordance with Section 2.8(b), payable to the order of such Bank, in substantially the form of Exhibit D-1 hereto, with the blanks appropriately completed, to evidence the aggregate indebtedness of the Company to such Bank resulting from the Competitive Loans made by such Bank to the Company, together with all modifications, extensions, renewals, and rearrangements thereof.

         "Competitive Reduction" is defined in Section 2.1.

         "Consolidated Long-Term Debt" means, as of any date, all consolidated Debt of the Company and its Subsidiaries which is classified as "long term" in accordance with GAAP, together with the aggregate of all portions of Consolidated Long-Term Debt classified as "current maturities" in accordance with GAAP.

         "Consolidated Net Tangible Assets" means the total amount of assets appearing on the Company's consolidated balance sheet, less, without duplication, (i) all current liabilities (excluding any thereof which are extendible or renewable by their terms or replaceable or refundable pursuant to enforceable commitments at the option of the obligor thereon without requiring the consent of the obligee to a time more than twelve months after the time as of which the amount thereof is being computed and excluding current maturities of Consolidated Long-Term Debt); (ii) all reserves for depreciation and other asset valuation reserves but excluding any reserves for deferred federal income Tax arising from accelerated amortization or otherwise; (iii) all goodwill, trademarks, trade names, patents, unamortized debt discount and expense, and other like intangible assets carried as an asset on said balance sheet; and
(iv) all appropriate adjustments for minority interests of other Persons holding common stock in any Subsidiary. Consolidated Net Tangible Assets shall be determined in accordance with GAAP and as of a date not more than ninety days prior to the happening of the event for which such determination is being made.

         "Coverage Ratio" means, as of any date, the ratio of (i) for the four fiscal quarter period for which the Company's annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to
Section 5.10(a) and Section 5.10(b), the Company's and its Subsidiaries' consolidated Adjusted Pre-Tax Income, plus Aircraft Rentals, plus consolidated Net Interest Expense, depreciation, and amortization, and minus cash dividends paid by the Company, to (ii) current maturities of Consolidated Long-Term Debt, consolidated Net Interest Expense, and Aircraft Rentals paid within such four-quarter period.

         "Current Financials" means the Financial Statements of the Company and its Subsidiaries for the fiscal year ended December 31, 1996.

         "Debt" means, without duplication, (a) any indebtedness for borrowed money or incurred in connection with the acquisition or construction of any Property, (b) any obligation under any lease of any Property entered into after the date of this Agreement which is required under GAAP to be capitalized on the lessee's balance sheet, and (c) any direct or indirect guarantee or assumption of indebtedness or obligations described in clause (a) or (b), including without limitation any agreement to provide funds to or otherwise assure the ability of an obligor to repay indebtedness or meet its obligations.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

         "Default" means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.

         "Documentation Agent" is defined in the introduction to this Agreement.

         "dollars" and the symbol "$" mean the lawful currency of the United States of America.

         "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" on Schedule I to this Agreement or such other office of such Bank as such Bank may from time to time specify to the Company, the Administrative Agent and the Auction Administration Agent.

         "Effective Date" means the date on which the conditions set forth in
Section 3.1 are first met.

         "Eligible Assignee" means (i) a commercial bank organized under the Laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a commercial bank organized under the Laws of France, Germany, the Netherlands or the United Kingdom, or under the Laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in such country or the United States; and (iii) a commercial bank organized under the Laws of any other country which is a member of the OECD, or under the Laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the United States.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

         "Eurocurrency Liabilities" is defined in Regulation D.

         "Eurodollar Interbank Market" means the London eurodollar interbank market.

         "Eurodollar Lending Office" means, with respect to each Bank, the branches or affiliates of such Bank which such Bank has designated on Schedule I as its "Eurodollar Lending Office" or may hereafter designate from time to time as its "Eurodollar Lending Office" by notice to the Company, the Administrative Agent and the Auction Administration Agent.

         "Eurodollar Loan" means any loan with respect to which the Company shall have selected an interest rate based on the LIBO Rate in accordance with the provisions of Article II.

         "Event of Default" means any of the events described in Article VI, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event, or act.

         "Execution Date" means the date of execution and delivery of the Agreement by all of the parties hereto.

         "Facility Fee" is defined in Section 2.5.

         "Facility Fee Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

        ================================================================================
                     Public Debt Rating
                        S&P/Moody's                                   Percentage
        --------------------------------------------------------------------------------
                 A/A2 or better                                           .07%
        --------------------------------------------------------------------------------
                 A-/A3                                                    .08%
        --------------------------------------------------------------------------------
                 BBB+/Baa1                                                .10%
        --------------------------------------------------------------------------------
                 BBB/Baa2                                                 .125%
        --------------------------------------------------------------------------------
                 BBB-/Baa3                                                .15%
        --------------------------------------------------------------------------------
                 BB+/Ba1 or below                                         .25%
        ================================================================================

For purposes of determining the Facility Fee Percentage on any date, the Public Debt Rating shall be determined as set forth in the definition of the term Public Debt Rating.

         "Federal Funds Effective Rate" is defined in the definition of the term Alternate Base Rate.

         "Financial Report Certificate" means a certificate substantially in the form of Exhibit G.

         "Financial Statements" means balance sheets, income and loss statements, statements of stockholders' equity, and statements of cash flow prepared in accordance with GAAP and in comparative form to the corresponding period of the preceding fiscal year.

         "Fixed Rate Loan" means any Competitive Loan made by a Bank pursuant to Section 2.2 based upon an actual percentage rate per annum offered by such Bank, expressed as a decimal (to no more than four decimal places), and accepted by the Company.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable as of the date in question for the purpose of the definition of "Financial Statements."

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, the Banks are then permitted to charge the Company on the Obligation. If the maximum rate of interest which, under Applicable Law, the Banks are permitted to charge the Company on the Obligation shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Company. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (i) the indicated rate ceiling described in and computed in accordance with the provisions of Section
(a)(1) of Article 1.04; or (ii) provided notice is given as required in Section
(h)(1) of Article 1.04, either the annualized ceiling or quarterly ceiling computed pursuant to Section (d) of Article 1.04; provided, however, that at any time such ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Section (b)(1) and (2) of Article 1.04 shall control for purposes of such determination, as applicable.

         "Interest Payment Date" means (i) with respect to any Alternate Base Loan, each Quarterly Payment Date, or if earlier the Termination Date or the date of prepayment of such Loan or conversion of such Loan to a Eurodollar Loan, (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto and, in addition in the case of a Eurodollar Loan with an Interest Period longer than three months each day that would have been the Interest Payment Date for such Loan had successive Interest Periods of three months been applicable to such Loan, and (iii) in the case of a Fixed Rate Loan, the last day of the Interest Period applicable thereto and, in the case of a Fixed Rate Loan with an Interest Period of more than 90 days, on the numerically corresponding day which occurs during such Interest Period every three months from the first day of such Interest Period (or, if there is no such corresponding day in any such month, the last day of such month).

         "Interest Period" means:

(i) as to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three, six, nine, or twelve months thereafter, as the Company may elect; and

(ii) as to any Fixed Rate Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bid in which the offer to make the Fixed Rate Loan was extended;

provided, however, that each such period shall have a duration of not less than seven calendar days nor more than 360 calendar days;

provided, further, that (x) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (y) no Interest Period may be selected that ends later than the Termination Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Laws" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, or opinions of any Tribunal.

         "LIBO Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate (rounded upwards, if not already a whole multiple of 1/100 of 1%, to the next higher 1/100 of 1%) equal to the annual rate of interest shown on the Dow Jones Telerate Screen (Page 3750) for a period equal to such Interest Period or, if the Dow Jones Telerate Screen is not available, the annual rate of interest at which dollar deposits approximately equal in principal amount to TCB's portion of the Committed Borrowing of which such Eurodollar Loan forms a part (or, in the case of a Competitive Loan, a principal amount which would have been TCB's portion of the Committed Borrowing of which such Eurodollar Loan would have formed a part had such Competitive Borrowing been a Committed Borrowing) and with a maturity equal to the applicable Interest Period are offered in immediately available funds to the principal office of TCB in London, England (or if TCB does not at the time any such determination is made maintain an office in London, England, the principal office of any Affiliate of TCB in London, England), in the Eurodollar Interbank Market, at 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days before the first day of such Interest Period. The LIBO Rate for the Interest Period for each Eurodollar Loan comprising part of the same Borrowing shall be determined by the Administrative Agent.

         "Lien" means any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of any Person under any conditional sale or other title retention agreement or lease with respect to, any Property or asset of such Person.

         "Litigation" means any action conducted, pending, or threatened by or before any Tribunal.

         "Loan" means a Competitive Loan, a Committed Loan, a Eurodollar Loan, a Fixed Rate Loan, or an Alternate Base Loan.

         "Loan Papers" means (i) this Agreement, certificates delivered pursuant to this Agreement, and exhibits and schedules hereto, (ii) any notes, security documents, guaranties, and other agreements in favor of the Agents and Banks, or any or some of them, ever delivered in connection with this Agreement, and (iii) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.

         "Majority Banks" means at any time (i) the Majority Committed Banks and (ii) Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Competitive Loans.

         "Majority Committed Banks" means at any time Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Committed Loans or if no Committed Loans are outstanding, Banks having at least 66-2/3% of the available Commitments (determined without considering the effect of any Competitive Reduction).

         "Margin" means, as to any Competitive Bid made by a Bank relating to a Eurodollar Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate for any such Loan in order to determine the interest rate acceptable to such Bank with respect to such Eurodollar Loan.

         "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U, or X of the Board.

         "Material Adverse Change" or "Material Adverse Effect" means an act, event or circumstance which materially and adversely affects the business, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis or the ability of the Company to perform its obligations under this Agreement or any Loan Paper.

         "Material Subsidiary" means, at any time, any Subsidiary of the Company having at such time either (i) total assets, as of the last day of the preceding fiscal quarter, having a net book value greater than or equal to 10% of the total assets of the Company and all of its Subsidiaries on a consolidated basis or (ii) Adjusted Pre-Tax Income, as of the last day of the preceding fiscal quarter, greater than or equal to 10% of the total Adjusted Pre-Tax Income of the Company and all of its Subsidiaries on a consolidated basis.

         "Moody's" means Moody's Investor Service, Inc.

         "NationsBank" means NationsBank of Texas, N.A.

         "Net Interest Expense" means interest expense minus interest income, excluding in either case capitalized interest, but including payments in the nature of interest under capital leases if and to the extent characterized as such in accordance with GAAP.

         "Note" means a Competitive Note or a Committed Note.

         "Notice of Committed Borrowing" is defined in Section 2.3.

         "Obligation" means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to the Agents and Banks, or any or some of them, by the Company, arising pursuant to any Loan Paper, together with all interest thereon and costs, expenses, and reasonable attorneys' fees incurred in the enforcement or collection thereof.

         "OECD" means the Organization for Economic Cooperation and Development as constituted on the date hereof (excluding Mexico, Poland and the Czech Republic).

         "Officer's Certificate" means a certificate signed in the name of the Company by either its Chairman, one of its Vice Chairmen, its President, one of its Vice Presidents, its Treasurer, or its Assistant Treasurer, in each case without personal liability.

         "Original Termination Date" means May 6, 2002.

         "Permitted Liens" means: (a) Liens for taxes, assessments and governmental charges or levies which either are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP; (b) Liens securing judgments, but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 6.1(d); (c) Liens arising under this Agreement; (d) Liens constituting normal operational usage of the affected Property, including charter, third party maintenance, leasing, pooling or interchange thereof; and (e) Liens imposed by law such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days, provided that no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect thereto, or (ii) are being contested in good faith and for which adequate reserves are established in accordance with GAAP.

         "Person" means and includes an individual, partnership, joint venture, corporation, trust, limited liability company or other entity, Tribunal, unincorporated organization, or government, or any department, agency, or political subdivision thereof.

         "Plan" means any plan defined in Section 4021(a) of ERISA in respect of which the Company is an "employer" or a "substantial employer" as such terms are defined in ERISA.

         "Pool Assets" means assets of the Company listed on Schedule II (which Schedule shall be prepared by the Company, shall be reasonably satisfactory to the Majority Banks, and shall be delivered to the Administrative Agent prior to the Asset Pool Date), to the extent modified pursuant to Section 5.12(b) and shall include only Stage 3 Equipment owned legally by the Company.

         "Prime Rate" is defined in the definition of the term Alternate Base Rate.

         "Principal Office" of the Administrative Agent means 1111 Fannin St., 9th Floor, MS46, Houston, Texas 77002, or such other office as the Administrative Agent may hereafter designate from time to time as its "Principal Office" by notice to the Company, the Banks and the Auction Administration Agent.

         "Property" means all types of real, personal, tangible, intangible, or mixed property.

         "Public Debt Rating" means, as of any date, the rating that has been most recently announced by S&P and Moody's for that class of non-credit enhanced, senior unsecured debt with an original term of longer than one year issued by the Company which has the lowest rating of all classes of non-credit enhanced, senior unsecured debt with an original term of longer than one year issued by the Company. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Facility Fee Percentage shall be determined by reference to the available rating; (b) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Facility Fee Percentage shall be based upon the higher rating, except that if the difference is two or more levels, the Applicable Margin and Facility Fee Percentage shall be based on the rating that is one level below the higher rating; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be; (e) if neither S&P nor Moody's shall have in effect a Public Debt Rating but at least one of S&P and Moody's has in effect a rating for any class of senior secured debt with an original term of longer than one year issued by the Company, the Applicable Margin and Facility Fee Percentage shall be determined by reference to a rating that is two levels lower than the rating that has been most recently announced by S&P and Moody's for such class of debt; and (f) if neither S&P nor Moody's shall have in effect either a Public Debt Rating or a rating for any class of senior secured debt with an original term of longer than one year issued by the Company, the Applicable Margin and the Facility Fee Percentage shall be set in accordance with the lowest level rating and highest percentage rate set forth in the respective tables in the definitions of "Applicable Margin" and "Facility Fee Percentage", as the case may be.

         "Quarterly Payment Date" means the 15th day of each March, June, September and December of each year, the first of which shall be the first such day after the Effective Date.

         "Register" is defined in Section 8.11(e).

         "Regulation D" means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulatory Change" means, with respect to any Bank, (a) any adoption or change after the Execution Date of or in United States federal, state or foreign laws, rules, regulations (including Regulation D) or guidelines applying to a class of banks including such Bank, (b) the adoption or making after the Execution Date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal, state or foreign laws, rules, regulations or guidelines (whether or not having the force of law) by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) any change in the interpretation or administration of any United States federal, state or foreign laws, rules, regulations or guidelines applying to a class of banks including such Bank by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof.

         "Reserve Percentage" of any Bank for the Interest Period for any Eurodollar Loan means the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "Rights" means rights, remedies, powers, and privileges.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Sale-Leaseback Debt" means, as to any particular lease entered into in a Sale-Leaseback Transaction, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate per annum which would then be used to determine the lease classification under GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, and similar charges. The term "Sale-Leaseback Debt" shall exclude any part thereof representing any extension, renewal, or replacement (or successive extensions, renewals, or replacements) of Debt secured by any Lien existing on the date hereof or any Lien referred to in clauses (l) through (8) inclusive of Section 5.13(a), provided that the Sale-Leaseback Transaction resulting in such Sale-Leaseback Debt shall be limited to all or a part of the Property (plus improvements and construction on such Property) which was subject to the Lien securing the Debt so extended, renewed, or replaced.

         "Sale-Leaseback Transaction" means any sale by the Company or any of its Subsidiaries to any Person (other than the Company or another of its Subsidiaries) of any Property owned by the Company or such Subsidiary, which sale occurs more than 270 days after the later of the acquisition, completion of construction, or commencement of commercial operation of such Property by the Company or such Subsidiary, if, as part of the same transaction or series of transactions, the Company or any of its Subsidiaries shall lease as lessee the same Property or other substantially equivalent Property which it intends to use for substantially the same purposes.

         "Stage 3 Airframes" and "Stage 3 Engines" mean airframes or engines, respectively, owned by the Company and qualifying as Stage 3 airplanes, as set forth in Federal Aviation Regulation 36.1(f)(6), 14 C.F.R. Section 36.1 (f)(6) or any successor regulation, as amended; and "Stage 3 Engines" also include spare engines which are suitable for use on Stage 3 Airframes and are being maintained according to the Company's normal and customary standards.

         "Stage 3 Equipment" means Stage 3 Airframes and not less than two nor more than four Stage 3 Engines per Stage 3 Airframe.

         "Stated Rate" is defined in Section 8.8.

         "Subsidiary" of a Person means any entity of which an aggregate of more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by such Person.

         "Syndication Agent" is defined in the introduction to this Agreement.

         "Taxes" means all taxes, assessments, fees, or other similar charges at any time imposed by any Laws or Tribunal.

         "TCB" means Texas Commerce Bank National Association.

         "Termination Date" means, at any time, the Original Termination Date or the earlier date of termination in whole of the Total Commitment pursuant to
Section 2.6 or Section 6.2.

         "Total Commitment" means at any time the aggregate amount of the Banks' Commitments, as in effect at such time.

         "Tribunal" means any municipal, state, commonwealth, federal, foreign, territorial, or other court, governmental body, subdivision, agency, department, commission, board, bureau, or instrumentality.

         "Type" refers to the distinction between Committed Loans that are Alternate Base Loans and Committed Loans that are Eurodollar Loans.

         "United States" and "U.S." each means United States of America.

         Section 2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE I

                                     LOANS

         Section 2.1 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make revolving credit loans to the Company, at any time and from time to time on and after the Effective Date and until the earlier of the Termination Date and the termination of the Commitment of such Bank in accordance with the terms hereof. Notwithstanding the foregoing, (a) the aggregate principal amount at any time outstanding of all Committed Loans of a Bank shall not exceed such Bank's Commitment and (b) the Total Commitment shall be deemed used from time to time to the extent of the aggregate principal amount of the Competitive Loans then outstanding, and such deemed use of the Total Commitment shall be applied to the Banks ratably according to their respective Commitments (such deemed use of the Total Commitment being a "Competitive Reduction"), subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Committed Loans made by all Banks plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Banks exceed (B) the Total Commitment and (ii) at all times the outstanding aggregate principal amount of all Committed Loans made by a Bank shall equal the product of (x) the percentage which its Commitment represents of the Total Commitment times (y) the outstanding aggregate principal amount of all Committed Loans obligated to have been made by all Banks.

         Within the foregoing limits, the Company may borrow, repay, prepay, and reborrow hereunder, on and after the Effective Date and prior to the Termination Date, subject to the terms, provisions, and limitations set forth herein.

         Section 2.2         Competitive Bid Procedure.

                 (a) In order to request Competitive Bids, the Company shall hand deliver or telecopy to the Administrative Agent and the Auction Administration Agent a duly completed Competitive Bid Request, to be received by the Administrative Agent and the Auction Administration Agent (i) in the case of Eurodollar Loans, not later than 9:00 a.m., Houston, Texas time, four Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 9:00 a.m., Houston, Texas time, one Business Day before the Borrowing Date specified for a proposed Competitive Borrowing. No Alternate Base Loan shall be requested in, or, except pursuant to Section 2.14, made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected at the Auction Administration Agent's sole discretion, and the Auction Administration Agent shall promptly notify the Company of such rejection by telecopier. Each Competitive Bid Request shall in each case refer to this Agreement and specify (x) whether the Competitive Loans then being requested are to be Eurodollar Loans or Fixed Rate Loans, (y) the Borrowing Date of such Competitive Loans (which shall be a Business
         Day) and the aggregate principal amount thereof (which shall not be less than $10,000,000 or greater than the unused Total Commitment on such Borrowing Date and shall be an integral multiple of $1,000,000), and (z) the Interest Period with respect thereto (which may not end after the Termination Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Auction Administration Agent shall invite by telecopier (substantially in the form set forth in Exhibit B hereto) the Banks to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request.

                 (b) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Company responsive to each Competitive Bid Request. Each Competitive Bid by a Bank must be received by the Auction Administration Agent via telecopier, substantially in the form of Exhibit C hereto, (i) in the case of Eurodollar Loans, not later than 9:00 a.m., Houston, Texas time, three Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 8:30 a.m., Houston, Texas time, on the day of a proposed Competitive Borrowing. Competitive Bids that do not conform substantially to the format of Exhibit C may be rejected by the Auction Administration Agent after conferring with, and upon the instruction of, the Company, and the Auction Administration Agent shall notify the non-conforming Bank of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (x) specify the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Company) of the Competitive Loan the Bank is willing to make to the Company, (y) specify the Competitive Bid Rate(s) at which the Bank is prepared to make the Competitive Loan and (z) confirm the Interest Period with respect thereto specified by the Company in its Competitive Bid Request. A Competitive Bid submitted by a Bank pursuant to this paragraph (b) shall be irrevocable.

                 (c) The Auction Administration Agent shall promptly notify the Company by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Auction Administration Agent shall send a copy of all Competitive Bids to the Company for its records as soon as practicable after completion of the bidding process set forth in this Section 2.2.

                 (d) The Company may in its sole and absolute discretion, subject only to the provisions of this Section 2.2(d), accept or reject any or all of the Competitive Bids referred to in paragraph (c) above; provided, however, that the aggregate amount of the Competitive Bids so accepted by the Company may not exceed the principal amount of the Competitive Borrowing requested by the Company. The Company shall notify the Auction Administration Agent by telecopier whether and to what extent it has decided to accept or reject any or all of the bids referred to in paragraph (c) above, (i) in the case of Eurodollar Loans, not later than 11:00 a.m., Houston, Texas time, three Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., Houston, Texas time, on the day specified for a proposed Competitive Borrowing; provided, however, that (w) the failure by the Company to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (x) the Company shall not accept a bid made at a particular Competitive Bid Rate if the Company has decided to reject a bid made at a lower Competitive Bid Rate, (y) if the Company shall accept bids made at a particular Competitive Bid Rate but shall be restricted by other conditions hereof from borrowing the full principal amount of Competitive Loans in respect of which bids at such Competitive Bid Rate have been made or shall not require the full amount offered thereby, then the Company shall accept a pro rata portion of each bid made at such Competitive Bid Rate based as nearly as possible on the respective principal amounts of Competitive Loans for which such bids were made and (z) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000. Notwithstanding the foregoing clause (z), if it is necessary for the Company to accept a pro rata allocation of the bids made in response to a Competitive Bid Request (whether pursuant to the events specified in clause (y) above or otherwise) and the available principal amount of Competitive Loans to be allocated among the Banks is not sufficient to enable Competitive Loans to be allocated to each Bank in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000, then the Company shall select the Banks to be allocated such Competitive Loans and shall round allocations up or down to the next higher or lower multiple of $500,000 as it shall deem appropriate. A notice given by the Company pursuant to this paragraph
         (d) shall be irrevocable.

                 (e) The Auction Administration Agent shall promptly notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopier, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, the Auction Administration Agent shall (i) notify the Administrative Agent of each Competitive Bid that has been accepted, the amount thereof and the Competitive Bid Rate therefor and (ii) notify each Bank of the aggregate principal amount of all Competitive Bids accepted.

                 (f) Upon receipt from the Administrative Agent of the LIBO Rate applicable to any Eurodollar Loan to be made by any Bank pursuant to a Competitive Bid that has been accepted by the Company pursuant to Section 2.2(d), the Auction Administration Agent shall notify such Bank of (i) the applicable LIBO Rate and (ii) the sum of the applicable LIBO Rate plus the Margin bid by such Bank.

                 (g) No Competitive Bid Request shall be made within five Business Days of the date of any other Competitive Bid Request, unless the Company and the Auction Administration Agent shall mutually agree otherwise.

                 (h) If the Auction Administration Agent shall at any time have a Commitment hereunder and shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Company one quarter of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Auction Administration Agent pursuant to paragraph (b) above.

                 (i) All notices required by this Section 2.2 shall be made in accordance with Section 8.2.

         Section 2.3 Committed Borrowing Procedure. In order to effect a Committed Borrowing, the Company shall hand deliver or telecopy to the Administrative Agent a duly completed request for Committed Borrowing, substantially in the form of Exhibit A-2 hereto (a "Notice of Committed Borrowing"), (i) in the case of Eurodollar Loans, not later than 10:00 a.m., Houston, Texas time, three Business Days before the Borrowing Date specified for a proposed Committed Borrowing, and (ii) in the case of Alternate Base Loans, not later than 10:00 a.m., Houston, Texas time, on the Business Day which is the Borrowing Date specified for a proposed Committed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Notice of Committed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (x) whether the Loans then being requested are to be Eurodollar Loans, or Alternate Base Loans, (y) the Borrowing Date of such Loans (which shall be a Business Day) and the aggregate amount thereof (which shall not be less than $10,000,000 and shall be an integral multiple of $1,000,000) and (z) in the case of a Eurodollar Loan, the Interest Period with respect thereto (which shall not end later than the Termination Date). If no Interest Period with respect to any Eurodollar Loan is specified in any such Notice of Committed Borrowing, then the Company shall be deemed to have selected an Interest Period of one month's duration. Promptly, and in any event on the same day the Administrative Agent receives a Notice of Committed Borrowing pursuant to this Section 2.3 if such notice is received by 10:00 a.m., Houston, Texas time on a Business Day and otherwise on the next succeeding Business Day, the Administrative Agent shall advise the other Banks of such Notice of Committed Borrowing and of each Bank's portion of the requested Committed Borrowing by telecopier. Each Committed Borrowing shall consist of Loans of the same Type made on the same day and having the same Interest Period.

         Section 2.4         Refinancings; Conversions.

                 (a) The Company may refinance all or any part of any Loan with a Loan of the same or a different type made pursuant to
         Section 2.2 or Section 2.3, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including, without limitation, refinancings of Competitive Loans with Committed Loans and Committed Loans with Competitive Loans. Any Loan or part thereof so refinanced shall be deemed to be repaid in accordance with Section
         2.18 with the proceeds of a new Borrowing hereunder and the proceeds of the new Loan, to the extent they do not exceed the principal amount of the Loan being refinanced, shall not be paid by the Banks to the Administrative Agent or by the Administrative Agent to the Company pursuant to Section 2.7(c); provided, however, that (i) if the principal amount extended by a Bank in a refinancing is greater than the principal amount extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Administrative Agent for distribution to the Banks described in (ii) below, (ii) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount being extended by such Bank in the refinancing, the Administrative Agent shall return the difference to such Bank out of amounts received pursuant to (i) above, (iii) to the extent any Bank fails to pay the Administrative Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.18 to the extent of such failure and the Company shall pay such amount to the Administrative Agent pursuant to
         Section 2.18 and (iv) to the extent the Company fails to pay to the Administrative Agent any amounts due in accordance with Section 2.18 as a result of the failure of a Bank to pay the Administrative Agent any amounts due as described in (iii) above, the portion of any refinanced Loan deemed not repaid shall be deemed to be outstanding solely to the Bank which has failed to pay the Administrative Agent amounts due from it pursuant to (i) above to the full extent of such Bank's portion of such refinanced Loan.

                 (b) Subject to the conditions and limitations set forth in this Agreement, the Company shall have the right from time to time to convert all or part of one Type of Committed Loan into another Type of Committed Loan or to continue all or a part of any Committed Loan that is a Eurodollar Loan from one Interest Period to another Interest Period by giving the Administrative Agent written notice (by means of a Notice of Committed Borrowing) (i) in the case of Eurodollar Loans, not later than 10:00 a.m., Houston, Texas time, three Business Days before the date specified for such proposed conversion or continuation, and (ii) in the case of Alternate Base Loans, not later than 10:00 a.m., Houston, Texas time, on the Business Day which is the date specified for such proposed conversion or continuation. Such notice shall specify (A) the proposed date for conversion or continuation, (B) the amount of the Committed Loan to be converted or continued, (C) in the case of conversions, the Type of Committed Loan to be converted into, and (D) in the case of a continuation of or conversion into a Eurodollar Loan, the duration of the Interest Period applicable thereto; provided that (1) Eurodollar Loans may be converted only on the last day of the applicable Interest Period, (2) except for conversions to Alternate Base Loans, no conversion shall be made while a Default or Event of Default has occurred and is continuing and no continuations of any Eurodollar Loan from one Interest Period to another Interest Period shall be made while a Default or Event of Default has occurred and is continuing, unless such conversion or continuation has been approved by Majority Committed Banks, and (3) each such conversion or continuation shall be in an amount not less than $10,000,000 and shall be an integral multiple of $1,000,000. All notices given under this Section shall be irrevocable. If the Company shall fail to give the Administrative Agent the notice as specified above for continuation or conversion of a Eurodollar Loan prior to the end of the Interest Period with respect thereto, such Eurodollar Loan shall automatically be converted into an Alternate Base Loan on the last day of the Interest Period for such Eurodollar Loan.

         Section 2.5 Fees. The Company agrees to pay to each Bank, through the Administrative Agent, on each Quarterly Payment Date and on the Termination Date, in immediately available funds, a facility fee (a "Facility Fee") calculated by multiplying the Facility Fee Percentage by the amount of the average daily Commitment of such Bank, whether used or unused, during the preceding three-month period (or shorter period commencing with the Effective Date and/or ending with the Termination Date). All

Facility Fees shall be computed by the Administrative Agent on the basis of the actual number of days elapsed in a year of 360 days, and shall be conclusive and binding for all purposes, absent manifest error. The Facility Fee due to each Bank shall commence to accrue on the Effective Date and shall cease to accrue on the earlier of the Termination Date and the termination of the Commitment of such Bank as provided herein. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

         Section 2.6         Termination and Reduction of Commitments.

                 (a) Subject to Section 2.12(b), the Company may permanently terminate, or from time to time in part permanently reduce, the Total Commitment, in each case upon at least three Business Days' prior written notice to the Administrative Agent (who shall promptly forward a copy thereof to each Bank and the Auction Administration Agent). Such notice shall specify the date and the amount of the termination or reduction of the Total Commitment. Each such partial reduction of the Total Commitment shall be in a minimum aggregate principal amount of $10,000,000 and in an integral multiple of $1,000,000.

                 (b) On the Termination Date the Total Commitment shall be zero.

                 (c) Each reduction in the Total Commitment pursuant to this Section 2.6 shall be made ratably among the Banks in accordance with their respective Commitments. Simultaneously with any termination of Commitments pursuant to this Section, the Company shall pay to the Administrative Agent for the accounts of the Banks the Facility Fees on the amount of the Total Commitment so terminated, accrued through the date of such termination.

         Section 2.7         Loans.

                 (a) Each Borrowing made by the Company on any date shall be (i) in the case of Competitive Loans, in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000 and (ii) in the case of Committed Loans, in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $10,000,000. Competitive Loans shall be made by the Banks in accordance with Section 2.2(d), and Committed Loans shall be made by the Banks ratably in accordance with their respective Commitments on the Borrowing Date of the Committed Borrowing; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder.

                 (b) Each Competitive Loan shall be a Eurodollar Loan or a Fixed Rate Loan, and each Committed Loan shall be a Eurodollar Loan or an Alternate Base Loan, as the Company may request subject to and in accordance with Section 2.2, Section 2.3 or Section 2.4(b), as applicable. Each Bank may at its option make any Eurodollar Loan by causing a foreign branch or Affiliate of such Bank to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement. Loans of more than one interest rate option may be outstanding at the same time; provided, however, that the Company shall not be entitled to request any Loan which, if made, would result in an aggregate of more than ten separate Interest Periods being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                 (c) Subject to Section 2.4, each Bank shall make its portion of each Competitive Borrowing and each Committed Borrowing on the proposed Borrowing Date thereof by paying the amount required to the Administrative Agent at the Principal Office in immediately available funds not later than 12:00 noon, Houston, Texas time, and the Administrative Agent shall by 2:00 p.m., Houston, Texas time, credit the amounts so received to the general deposit account of the Company with the Administrative Agent or, if Loans are not made on such date because any condition precedent to a Borrowing herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable; provided, however, if and to the extent the Administrative Agent fails to return any such amounts to a Bank on the Borrowing Date for such Borrowing, the Administrative Agent shall pay interest on such unreturned amounts, for each day from such Borrowing Date to the date such amounts are returned to such Bank, at the Federal Funds Effective Rate.

                 (d) The outstanding principal amount of each Competitive Loan shall be due and payable on the last day of the Interest Period applicable to such Competitive Loan, and the outstanding principal balance of each Committed Loan shall be due and payable on the Termination Date.

         Section 2.8         Loan Accounts.

                 (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. Absent manifest error, the loan accounts or records maintained by the Administrative Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

                 (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts, and upon any such request the Company shall execute and deliver such Notes to such Bank. Each such Bank shall, and is hereby authorized by the Company to, endorse on the schedule attached to the relevant Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof) or in its records relating to such Note an appropriate notation evidencing the date and amount of each Competitive Loan or Committed Loan, as applicable, of such Bank, each payment or prepayment of principal of any Competitive Loan or Committed Loan, as applicable, and the other information provided for on such schedule. The failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay the Competitive Loans or Committed Loans, as applicable, made by such Bank in accordance with the terms of the relevant Note.

         Section 2.9         Interest on Loans.

                 (a) Subject to the provisions of Section 2.10, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the lesser of (i) the Highest Lawful Rate and (ii) the LIBO Rate for the Interest Period in effect for such Loan (A) plus or minus, as the case may be, in the case of each Competitive Loan, the Margin specified by a Bank with respect to such Loan in its Competitive Bid submitted pursuant to Section 2.2(b) or (B) plus, in the case of each Committed Loan, the Applicable Margin. Interest on each Eurodollar Loan shall be payable on each Interest Payment Date applicable thereto. The applicable LIBO Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                 (b) Subject to the provisions of Section 2.10, each Alternate Base Loan shall bear interest at the rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Alternate Base Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days). Interest on each Alternate Base Loan shall be payable on each Interest Payment Date applicable thereto. The applicable Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                 (c) Subject to the provisions of Section 2.10, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Bank making such Loan and accepted by the Company pursuant to Section 2.2. Interest on each Fixed Rate Loan shall be payable on each Interest Payment Date applicable thereto.

                 (d) The Company shall pay to the Administrative Agent for the account of each Bank that has made a Eurodollar Loan to the Company, so long as such Bank shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each such Eurodollar Loan of such Bank, from the date of such Loan until such principal amount is paid in full, at an interest rate per annum for such number of days during the Interest Period for such Loan as shall be pertinent equal to the remainder obtained by subtracting
         (i) the LIBO Rate for such Interest Period from (ii) the rate obtained by dividing such LIBO Rate referred to in clause (i) above by that percentage equal to 100% minus the Reserve Percentage of such Bank for such Interest Period, payable on the next Interest Payment Date applicable to such Loan; provided, however, in no event shall any Bank be permitted to receive interest hereunder in excess of the Highest Lawful Rate. Such additional interest shall be determined by such Bank as, if and to the extent incurred, and shall be payable as aforesaid upon notification thereof by such Bank to the Company through the Administrative Agent. Each determination by a Bank of additional interest under this Section 2.9(d) shall be conclusive and binding for all purposes in the absence of manifest error.

         Section 2.10 Interest on Overdue Amounts. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Company shall on demand from time to time pay interest, to the extent permitted by Law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Agreed Maximum Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).

         Section 2.11 Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan that is a Committed Loan, the Administrative Agent shall have determined that dollar deposits in the amount of the requested principal amount of such Eurodollar Loan are not generally available in the Eurodollar Interbank Market, or that dollar deposits are not generally available in the Eurodollar Interbank Market for the requested Interest Period, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Company, the Auction Administration Agent, and the Banks. In the event of any such determination, any request by the Company for a Eurodollar Loan that is a Committed Loan shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an Alternate Base Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         Section 2.12        Prepayment of Loans.

                 (a) Prior to the Termination Date, the Company shall have the right at any time to prepay any Committed Borrowing, in whole or in part, subject to the requirements of Section 2.15 or Section
         2.16 but otherwise without premium or penalty, upon at least five Business Days prior written notice to the Administrative Agent; provided, however, that each such partial prepayment shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000. Each notice of prepayment shall specify the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Company to prepay such Borrowing by the amount stated therein. The Company shall not have the right to prepay any Competitive Borrowing.

                 (b) On the date of any termination or reduction of the Total Commitment pursuant to Section 2.6(a), the Company shall pay or prepay so much of the Loans as shall be necessary in order that the aggregate principal amount of the Loans outstanding will not exceed the Total Commitment following such termination or reduction. Subject to the foregoing, any such payment or prepayment shall be applied to such Borrowing or Borrowings as the Company shall select. All prepayments under this paragraph shall be subject to Section 2.15 and
         Section 2.16.

                 (c) All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

         Section 2.13        Reserve Requirements; Change in Circumstances.

                 (a) Notwithstanding any other provision herein, if after the date of this Agreement any Regulatory Change (i) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan or Fixed Rate Loan made by such Bank or any other fees or amounts payable hereunder (other than (x) Taxes imposed on or measured by the capital, receipts or franchises of such Bank or the overall gross or net income of such Bank by the jurisdiction in which such Bank has its principal office or by any political subdivision or taxing authority therein (or any Tax which is enacted or adopted by such jurisdiction, political subdivision, or taxing authority as a direct substitute for any such Taxes) or (y) any Tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Bank to comply with any certification, information, documentation, or other reporting requirement), (ii) shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement with respect to any Eurodollar Loan against assets of, deposits with or for the account of, or credit extended by, such Bank under this Agreement (without duplication of any amounts paid pursuant to Section 2.9(d)), or (iii) with respect to any Eurodollar Loan, shall impose on such Bank or the Eurodollar Interbank Market any other condition affecting this Agreement or any Eurodollar Loan made by such Bank, and the result of any of the foregoing shall be to materially increase the actual cost to such Bank of maintaining its Commitment or of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to materially reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest, or otherwise) in respect thereof, then the Company shall pay to the Administrative Agent for the account of such Bank, within ten days following delivery to the Company of the certificate specified in paragraph (c) below by such Bank, such additional amount or amounts as will reimburse such Bank for such increase or reduction to such Bank to the extent reasonably allocable to this Agreement. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any payment hereunder constituting interest in excess of the Highest Lawful Rate.

                 (b) If any Bank shall have determined in good faith that any Regulatory Change regarding capital adequacy or compliance by any Bank (or its parent or any lending office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of Law) of any Tribunal, monetary authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder to a level below that which such Bank (or its parent) could have achieved but for such Regulatory Change, or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, the Company shall pay to the Administrative Agent for the account of such Bank, within ten days following delivery to the Company of the certificate specified in paragraph (c) below by such Bank, such additional amount or amounts as will reimburse such Bank (or its parent) for such reduction. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any payment hereunder constituting interest in excess of the Highest Lawful Rate.

                 (c) Each Bank shall notify the Company of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or (b) of this Section 2.13 (together with a good faith estimate of the amounts it would be entitled to claim in respect of such event) as promptly as practicable, but in any event on or before the date which is 60 days after the related Regulatory Change or other event; provided that (i) if such Bank fails to give such notice by such date, such Bank shall, with respect to compensation payable pursuant to paragraph (a) or (b) of this Section 2.13 in respect of any costs resulting from such Regulatory Change or other event, only be entitled to payment under paragraph (a) or (b) of this
         Section 2.13 for costs incurred from and after the date of such notice and (ii) such Bank will take such reasonable actions, if any (including the designation of a different Applicable Lending Office for the Loans of such Bank affected by such event) to avoid the need for, or reduce the amount of, such compensation so long as such actions will not, in the reasonable opinion of such Bank, be materially disadvantageous to such Bank. A certificate of a Bank setting forth in reasonable detail (i) the Regulatory Change or other event giving rise to any costs, (ii) such amount or amounts as shall be necessary to reimburse such Bank (or participating banks or other entities pursuant to Section 8.11) as specified in paragraph (a) or
         (b) of this Section 2.13, as the case may be, and (iii) the calculation of such amount or amounts, shall be delivered to the Company (with a copy to the Administrative Agent) promptly after such Bank determines it is entitled to payment under this Section 2.13, and shall be conclusive and binding absent manifest error. In preparing such certificate, such Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

                 (d) In the event any Bank shall seek payment pursuant to this Section 2.13 or the events contemplated under Section 2.11 or
         Section 2.14 shall have occurred with respect to any Bank, the Company may, provided no Event of Default has occurred and is continuing, give notice to such Bank (with copies to the Agents) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks, but which may not be a Person who would be entitled at such time to claim payment pursuant to this Section 2.13 or with respect to which any of the events contemplated under Section 2.11 or Section 2.14 would exist at such time if such Person were a Bank under this Agreement) to assume the Commitment of such Bank and to purchase its outstanding Loans and Notes (if any). Each Bank requesting payment pursuant to this Section 2.13, or with respect to which any of the events contemplated under Section 2.11 or Section 2.14 have occurred, agrees to sell its Commitment, Loans, Notes (if any), and interest in this Agreement and the other Loan Papers pursuant to Section 8.11(c) to any such Eligible Assignee approved by the Company and the Administrative Agent for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Notes (if any) plus all other fees and amounts (including, without limitation, any payment claimed by such Bank under this Section 2.13 and as to which such Bank has delivered the certificate required by Section 2.13(c) on or before the date such Commitment, Loans, and Notes (if any) are purchased) due such Bank hereunder calculated, in each case, to the date such Commitment, Loans,

         Notes (if any) and interest are purchased, whereupon such Bank shall have no further Commitment or other obligation to the Company hereunder or under any other Loan Paper.

                 (e) Notwithstanding anything herein to the contrary, no Bank or participant shall be entitled to any payment under this
         Section 2.13 with respect to any Competitive Loan.

                 (f) Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 2.13 shall survive for one year after the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.

         Section 2.14        Change in Legality.

                 (a) Notwithstanding anything to the contrary herein contained, if any Regulatory Change shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations in respect of Eurodollar Loans as contemplated hereby, then, by prompt written notice to the Company and to the Administrative Agent and the Auction Administration Agent, such Bank may:

                             (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon the Company shall be prohibited from requesting Eurodollar Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

                             (ii)         if such unlawfulness shall be
                 effective prior to the end of any Interest Period of an outstanding Eurodollar Loan, require that all outstanding Eurodollar Loans with such Interest Periods made by it be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Alternate Base Loans resulting from the conversion of such Eurodollar Loans.

                 (b) For purposes of this Section 2.14, a notice to the Company (with a copy to the Administrative Agent and the Auction Administration Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Company. Any Bank having furnished such a notice agrees to withdraw the same promptly following any Regulatory Change that makes it lawful for such Bank to make and maintain Eurodollar Loans.

                 (c) If, with respect to any Bank, a condition arises or an event occurs which would, or would upon the giving of notice, result in the payment of amounts pursuant to Section 2.13 or permit such Bank, pursuant to this Section 2.14, to suspend its obligation to make Eurodollar Loans, such Bank, promptly upon becoming aware of the same, shall notify the Company thereof and shall take such steps as may reasonably be available to it (including, without limitation, changing its Applicable Lending Office) to mitigate the effects of such condition or event, provided that such Bank shall be under no obligation to take any step that, in its good faith opinion, would (a) result in its incurring any additional costs in performing its obligations hereunder and under any outstanding Loan (unless the Company has notified such Bank of the Company's agreement to reimburse it for the same) or (b) be otherwise adverse to such Bank in a material respect.

         Section 2.15 INDEMNITY. THE COMPANY SHALL INDEMNIFY EACH BANK AGAINST ANY LOSS OR REASONABLE EXPENSE WHICH SUCH BANK MAY SUSTAIN OR INCUR AS A CONSEQUENCE OF (A) ANY FAILURE BY THE COMPANY TO FULFILL ON THE DATE OF ANY BORROWING HEREUNDER THE APPLICABLE CONDITIONS SET FORTH IN ARTICLE III, (B) ANY FAILURE BY THE COMPANY TO BORROW HEREUNDER AFTER A NOTICE OF COMMITTED BORROWING PURSUANT TO ARTICLE II HAS BEEN GIVEN OR AFTER COMPETITIVE BIDS HAVE BEEN ACCEPTED, (C) ANY PAYMENT, PREPAYMENT, OR CONVERSION OF A EURODOLLAR LOAN OR FIXED RATE LOAN REQUIRED BY ANY OTHER PROVISION OF THIS AGREEMENT OR OTHERWISE MADE ON A DATE OTHER THAN THE LAST DAY OF THE APPLICABLE INTEREST PERIOD FOR ANY REASON, INCLUDING WITHOUT LIMITATION THE ACCELERATION OF OUTSTANDING LOANS AS A RESULT OF ANY EVENT OF DEFAULT, (D) ANY FAILURE BY THE COMPANY FOR ANY REASON (INCLUDING WITHOUT LIMITATION THE EXISTENCE OF A DEFAULT OR AN EVENT OF DEFAULT) TO PAY, PREPAY OR CONVERT A EURODOLLAR LOAN ON THE DATE FOR SUCH PAYMENT, PREPAYMENT OR CONVERSION, SPECIFIED IN THE RELEVANT NOTICE OF PAYMENT, PREPAYMENT OR CONVERSION UNDER

THIS AGREEMENT. THE INDEMNITY OF THE COMPANY PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCE SHALL INCLUDE, BUT NOT BE LIMITED TO, ANY LOSS OR REASONABLE EXPENSE SUSTAINED OR INCURRED OR TO BE SUSTAINED OR INCURRED IN LIQUIDATING OR EMPLOYING DEPOSITS FROM THIRD PARTIES ACQUIRED TO EFFECT OR MAINTAIN SUCH LOAN OR ANY PART THEREOF AS A EURODOLLAR LOAN OR FIXED RATE LOAN. SUCH LOSS OR REASONABLE EXPENSE SHALL INCLUDE, WITHOUT LIMITATION, AN AMOUNT EQUAL TO THE EXCESS, IF ANY, AS REASONABLY DETERMINED BY EACH BANK OF (I) ITS COST OF OBTAINING THE FUNDS FOR THE LOAN BEING PAID, PREPAID, OR CONVERTED OR NOT BORROWED, PAID, PREPAID OR CONVERTED (BASED ON THE LIBO RATE OR, IN THE CASE OF A FIXED RATE LOAN, THE FIXED RATE OF INTEREST APPLICABLE THERETO) FOR THE PERIOD FROM THE DATE OF SUCH PAYMENT, PREPAYMENT, OR CONVERSION OR FAILURE TO BORROW, PAY, PREPAY OR CONVERT TO THE LAST DAY OF THE INTEREST PERIOD FOR SUCH LOAN (OR, IN THE CASE OF A FAILURE TO BORROW, PAY, PREPAY OR CONVERT, THE INTEREST PERIOD FOR THE LOAN WHICH WOULD HAVE COMMENCED ON THE DATE OF SUCH FAILURE TO BORROW, PAY, PREPAY OR CONVERT) OVER (II) THE AMOUNT OF INTEREST (AS REASONABLY DETERMINED BY SUCH BANK) THAT WOULD BE REALIZED BY SUCH BANK IN REEMPLOYING THE FUNDS SO PAID, PREPAID, OR CONVERTED OR NOT BORROWED, PAID, PREPAID OR CONVERTED FOR SUCH PERIOD OR INTEREST PERIOD, AS THE CASE MAY BE. A CERTIFICATE OF EACH BANK SETTING FORTH ANY AMOUNT OR AMOUNTS AND, IN REASONABLE DETAIL, THE COMPUTATIONS THEREOF, WHICH SUCH BANK IS ENTITLED TO RECEIVE PURSUANT TO THIS SECTION 2.15 SHALL BE DELIVERED TO THE COMPANY (WITH A COPY TO THE ADMINISTRATIVE AGENT) AND SHALL BE CONCLUSIVE, IF MADE IN GOOD FAITH, ABSENT MANIFEST ERROR. THE COMPANY SHALL PAY TO THE ADMINISTRATIVE AGENT FOR THE ACCOUNT OF EACH BANK THE AMOUNT SHOWN AS DUE ON ANY CERTIFICATE WITHIN 30 DAYS AFTER ITS RECEIPT OF THE SAME. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL ANY BANK BE PERMITTED TO RECEIVE ANY COMPENSATION HEREUNDER CONSTITUTING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATIONS OF THE COMPANY HEREUNDER, THE OBLIGATIONS OF THE COMPANY UNDER THIS SECTION 2.15 SHALL SURVIVE FOR ONE YEAR AFTER THE TERMINATION OF THIS AGREEMENT AND/OR THE PAYMENT OR ASSIGNMENT OF ANY OF THE LOANS OR NOTES.

         Section 2.16        Pro Rata Treatment.  Except as permitted under
Section 2.9(d), Section 2.13(c) and Section 2.15 with respect to interest, (a) each payment or prepayment of principal and each payment of interest with respect to a Competitive Borrowing (at a particular Competitive Bid Rate) or a Committed Borrowing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans extended by each Bank, if any, with respect to such Competitive Borrowing or Committed Borrowing, and (b) conversions of Committed Loans to Committed Loans of another Type, continuations of Committed Loans that are Eurodollar Loans from one Interest Period to another Interest Period, refinancings of Competitive Loans with Committed Loans, and Committed Loans which are not refinancings of other Loans shall be made pro rata among the Banks in accordance with their respective Commitments.

         Section 2.17 Sharing of Setoffs. Each Bank agrees that if it shall through the exercise of a right of banker's lien, setoff, or counterclaim against the Company (pursuant to Section 8.6 or otherwise), including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable Debtor Relief Law or otherwise, obtain payment (voluntary or involuntary) in respect of the Committed Loans held by it (other than pursuant to Section 2.9(d), Section 2.13, or Section 2.15) as a result of which the unpaid principal portion of the Committed Loans held by it shall be proportionately less than the unpaid principal portion of the Committed Loans held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Committed Loans held by such other Bank, so that the aggregate unpaid principal amount of the Committed Loans and participations in Committed Loans pursuant to this Section 2.17 held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Committed Loans then outstanding as the principal amount of the Committed Loans held by it prior to such exercise of banker's lien, setoff, or counterclaim was to the principal amount of all Committed Loans outstanding prior to such exercise of banker's lien, setoff, or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Committed Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff, or counterclaim with respect to any and all moneys owing by the Company to such Bank as fully as if such Bank had made a Committed Loan directly to the Company in the amount of such participation.

         Section 2.18        Payments.

                 (a) The Company shall make each payment hereunder and under any instrument delivered hereunder not later than 11:00 a.m. (Houston, Texas time) on the day when due in dollars to the Administrative Agent at its Principal Office for the account of the Banks, in federal or other immediately available funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal of or interest on Committed Loans (other than pursuant to Section 2.9(d), Section 2.13, and Section 2.15) or Facility Fees ratably to the Banks and like funds relating to the payment of any other amount (including, without limitation, payments of principal or interest on Competitive Loans which are not made ratably to the Banks) payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                 (b) Whenever any payment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in all such cases be included in the computation of payment of interest or Facility Fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of a Eurodollar Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                 (c) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made or will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

                 (d) Except as expressly provided in Section 2.19, all payments (whether of principal, interest, fees, reimbursements, or otherwise) by the Company under this Agreement shall be made without setoff or counterclaim and shall be made free and clear of and without deduction for any present or future Tax, levy, impost, or any other charge, if any, of any nature whatsoever now or hereafter imposed by any Tribunal. Except as otherwise provided in Section 2.19, if the making of such payments by the Company is prohibited by Law unless such a Tax, levy, impost, or other charge is deducted or withheld therefrom, the Company shall pay to the Administrative Agent, on the date of each such payment, such additional amounts (without duplication of any other amounts required to be paid by the Company pursuant to Section 2.13) as may be necessary in order that the net amounts received by the Banks after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required. The Company shall confirm that all applicable Taxes, if any, imposed on this Agreement or transactions hereunder shall have been properly and legally paid by it to the appropriate taxing authorities by sending official Tax receipts or notarized copies of such receipts to the Administrative Agent within 30 days after payment of any applicable Tax.

         Section 2.19 Tax Forms. With respect to each Bank which is organized under the Laws of a jurisdiction outside the United States, within 30 days after the Execution Date, and from time to time thereafter if requested by the Company or the Administrative Agent, or as otherwise required by law, each such Bank shall provide the Administrative Agent and the Company with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Bank's status for purposes of determining exemption from United States withholding Taxes with respect to all payments to be made to such Bank hereunder or other documents satisfactory to the Company and the Administrative Agent indicating that all payments to be made to such Bank hereunder are subject to such Tax at a rate reduced by an applicable Tax treaty. Unless the Company and the Administrative Agent have received such forms or such documents indicating that payments hereunder are not subject to United States withholding Tax, the Company or the Administrative

Agent (after notice from the Administrative Agent to such Bank of such non-receipt) shall withhold Taxes from such payments at the applicable statutory rate (or any reduced applicable Tax treaty rate) in the case of payments to or for any Bank organized under the Laws of a jurisdiction outside the United States.

         Section 2.20 Calculation of LIBO Rates. The provisions of this Agreement relating to calculation of the LIBO Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Bank shall be entitled to fund and maintain its funding of all or any part of a Eurodollar Loan as it sees fit. All such determinations hereunder, however, shall be made as if each Bank had actually funded and maintained funding of each Eurodollar Loan through the purchase in the Eurodollar InterBank Market of one or more eurodollar deposits in an amount equal to the principal amount of such Loan and having a maturity corresponding to the Interest Period for such Loan.

         Section 2.21 Booking Loans. Subject to Section 2.19, any Bank may make, carry, or, transfer Loans at, to, or for the account of any of its branch offices or the office of any Affiliate.

         Section 2.22 Quotation of Rates. It is hereby acknowledged that the Company may call the Administrative Agent on or before the date on which notice of a Borrowing is to be delivered by the Company in order to receive an indication of the rate or rates then in effect, but that such projection shall not be binding upon the Administrative Agent or any Bank nor affect the rate of interest which thereafter is actually in effect when the election is made.


                                   ARTICLE II

                             CONDITIONS OF LENDING

         Section 3.1 Conditions Precedent to Initial Borrowing. The obligation of each Bank to make its initial Loan is subject to the condition precedent that the Administrative Agent shall have received on or before the initial Borrowing Date the following, each dated (unless otherwise indicated) such day and in sufficient copies for each Bank:

                 (a) Officer's Certificates dated the Execution Date certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors or Executive Committee, as appropriate, of the Company authorizing the Company to borrow and effect other transactions hereunder, (ii) a true and correct copy of the Company's bylaws in effect on the date hereof, (iii) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company, (iv) the truth of the representations and warranties made by the Company in this Agreement (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and
         (v) the absence of the occurrence and continuance of any Default or Event of Default.

                 (b) A copy of the Company's charter and all amendments thereto, accompanied by certificates that such copy is correct and complete, one certificate dated within twenty days prior to the Execution Date and issued by the Secretary of State of Texas and one certificate dated the Execution Date and executed by the corporate secretary or assistant secretary of the Company.

                 (c) Certificates (dated within twenty days prior to the Execution Date) of existence and good standing of the Company from appropriate officials of Texas.

                 (d) The written opinions of counsel to the Company and counsel to the Agents, substantially in the form set out in Exhibits E-1 and E-2, respectively, each dated the Effective Date.

                 (e) An Administrative Questionnaire (dated any date prior to the Effective Date) completed by each Bank which is a party hereto on the Effective Date.

                 (f) Such other agreements, documents, instruments, opinions, certificates, and evidences as the Administrative Agent may reasonably request prior to the Effective Date.

         Section 3.2         Conditions Precedent to Each Committed Borrowing.
The obligation of each Bank to make a Committed Loan on the occasion of any Committed Borrowing (including the initial Committed Borrowing) shall be subject to the further conditions precedent that on the date of such Committed Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Committed Borrowing and the acceptance by the Company of the proceeds of such Committed Borrowing shall constitute a representation and warranty by the Company that on the date of such Committed Borrowing such statements are true):

                 (a)         The representations and warranties contained in
         Article IV (except Section 4.5) are correct in all material respects on and as of the date of such Committed Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), before and after giving effect to such Committed Borrowing, as though made on and as of such date;

                 (b) No event has occurred and is continuing, or would result from such Committed Borrowing, which constitutes either a Default or an Event of Default; and

                 (c) Following the making of such Committed Borrowing and all other Borrowings to be made on the same day under this Agreement, the aggregate principal amount of all Loans then outstanding shall not exceed the Total Commitment.

         Section 3.3 Conditions Precedent to Each Competitive Borrowing. The obligation of each Bank to make a Competitive Loan as part of a Competitive Borrowing (including the initial Competitive Borrowing) is subject to the further conditions precedent that (a) the Auction Administration Agent and the Administrative Agent shall have received a Competitive Bid Request with respect thereto, and (b) on the date of such Competitive Borrowing the following statements shall be true (and each of the giving of the applicable Competitive Bid Request and the acceptance by the Company of the proceeds of such Competitive Borrowing shall constitute a representation and warranty by the Company that on the date of such Competitive Borrowing such statements are true):

                 (a)         The representations and warranties contained in
         Article IV (except Section 4.5) are correct in all material respects on and as of the date of such Competitive Borrowing (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), before and after giving effect to such Competitive Borrowing, as though made on and as of such date;

                 (b) No event has occurred and is continuing, or would result from such Competitive Borrowing, which constitutes either a Default or an Event of Default; and

                 (c) Following the making of such Competitive Borrowing and all other Borrowings to be made on the same day under this Agreement, the aggregate principal amount of all Loans then outstanding shall not exceed the Total Commitment.

         Section 3.4 Legal Details. All documents executed or submitted pursuant hereto by the Company shall be reasonably satisfactory in form and substance to the Documentation Agent and the Administrative Agent and their counsel. The Administrative Agent shall, promptly following satisfaction of the conditions specified in Section 3.1, notify the Company and each of the Banks of such satisfaction and the date of the Effective Date. The Administrative Agent and its counsel shall receive all information, and such counterpart originals or certified or other copies of such materials, as they may reasonably deem necessary or appropriate. All legal matters incident to the transactions contemplated by this Agreement (including without limitation matters arising from time to time as a result of changes occurring with respect to any Laws) shall be reasonably satisfactory to counsel to the Documentation Agent and the Administrative Agent.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

                 The Company represents and warrants to the Agents and Banks as follows:

         Section 4.1         Organization, Authority, and Qualifications.

                 (a) The Company and each of its Material Subsidiaries is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation;

                 (b) The Company has the corporate power and authority to execute, deliver, and perform this Agreement and the other Loan Papers and to borrow hereunder;

                 (c) On the Execution Date, the Company and each of its Material Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the character of its Properties or nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and

                 (d) On the Execution Date, the Company has no Material Subsidiaries.

         Section 4.2 Financial Statements. The Current Financials present fairly the consolidated financial position of the Company and its Subsidiaries on the date thereof and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the period then ended, all in conformity with GAAP. Except for transactions related to or contemplated by the Loan Papers and transactions disclosed in writing to the Administrative Agent before the Execution Date, there has been no Material Adverse Change between the date or dates of the Current Financials and the Execution Date.

         Section 4.3 Compliance with Agreement and Laws. On the Execution Date, neither the Company nor any of its Material Subsidiaries is in default in any material respect under the provisions of any instrument evidencing any material obligation, indebtedness, or liability of the Company or any of its Material Subsidiaries or of any agreement relating thereto. Neither the Company nor any of its Material Subsidiaries is in violation of any Law, which default or violation would have a Material Adverse Effect.

         Section 4.4         Authorization; No Breach; and Valid Agreements.
The execution, delivery, and performance of this Agreement, the borrowings hereunder, and the execution, delivery, and performance of the other Loan Papers by the Company have been duly authorized by all requisite corporate action on the part of the Company and will not violate its charter or bylaws and will not violate any Law or any order of any Tribunal, and will not conflict with, result in a breach of the provisions of or constitute a default under, or result in the imposition of any Lien upon the Property of the Company pursuant to the provisions of, any material loan agreement, credit agreement, indenture, mortgage, deed of trust, franchise, permit, license, note, contract, or other material agreement or instrument to which the Company is now a party. The Loan Documents are the valid and binding obligations of the Company and are enforceable in accordance with their respective terms.

         Section 4.5 Litigation and Judgments. Except as previously disclosed to the Administrative Agent in writing, neither the Company nor any of its Subsidiaries is either party to or aware of the threat of any Litigation which has, in the Company's opinion, a reasonable probability of success and which, if determined adversely to the Company or such Subsidiary, would have a Material Adverse Effect. To the knowledge of the Company, on the Execution Date there is no outstanding unsatisfied money judgment against the Company or any of its Subsidiaries in an amount in excess of $50,000,000, and there are no outstanding unsatisfied money judgments against the Company or any of its Subsidiaries which individually or in the aggregate have or would have a Material Adverse Effect.

         Section 4.6 Ownership of Properties. The Company and each of its Material Subsidiaries has good and marketable title (except for Permitted Liens) or valid leasehold interests in all of its material Properties which are owned or used in connection with its business.

         Section 4.7 Taxes. To the extent that failure to do so would have a Material Adverse Effect, the Company and each of its Material Subsidiaries has filed all Tax returns or reports required of it and has paid all Tax liability shown thereon as due to the extent the same has become due and before it may have become delinquent (except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves have been established). The federal income tax liability of the Company and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the taxable year ended December 31, 1986.

         Section 4.8 Approvals Required. Neither the execution and delivery of this Agreement and the other Loan Papers by the Company, nor the consummation by the Company of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording, or filing of any document with, or the taking of any other action in respect of any Tribunal except for the routine filing of copies of this Agreement and certain other Loan Papers with the Securities and Exchange Commission, except for any of the foregoing required of any Bank or Agent.

         Section 4.9 Business; Status as Air Carrier. The Company is an air carrier engaged in scheduled air transportation and is in all material respects duly qualified and licensed under all applicable Laws to carry on its business as a scheduled airline currently subject to regulation by the Federal Aviation Administration and the Department of Transportation.

         Section 4.10 ERISA Compliance. The Company is in compliance in all material respects with ERISA and the rules and regulations thereunder. The Company has no material unfunded vested liability under any Plan.

         Section 4.11 Insurance. The Company maintains with insurance companies or associations of recognized responsibility (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its Properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance, self-insurance and deductibles) as is customary in the case of same or similar businesses.

         Section 4.12 Purpose of Loan. Less than 25% of the value of the assets of the Company (individually) and the Company and its Subsidiaries (determined on a consolidated basis) that are subject to the restrictions in
Section 5.12 and Section 5.13 is attributable to Margin Stock. The proceeds of the Loans will be used for general corporate purposes, including acquisitions, and no part of the proceeds of any Loan will be used for any purpose which would violate, or be inconsistent with, any of the margin regulations of the Board.

         Section 4.13 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         Section 4.14 General. As of the Execution Date, there is no material fact or condition relating to the Loan Papers or the financial condition and business of the Company and its

Subsidiaries which has a Material Adverse Effect and which has not been related, in writing, to the Administrative Agent, other than industry-wide risks in the ordinary course of business associated with the types of business conducted by the Company and its Subsidiaries. All writings exhibited or delivered to any of the Agents and Banks by or on behalf of the Company are and will be genuine and in all material respects what they purport and appear to be.


                                  ARTICLE V

                                  COVENANTS

         So long as the Company may borrow hereunder and until the Obligation has been paid in full, the Company covenants as follows:

         Section 5.1 Performance of Obligations. The Company shall duly and punctually pay and perform each of the Obligations under this Agreement and the other Loan Papers.

         Section 5.2 Compliance with Laws. The Company shall comply, and shall cause each of its Material Subsidiaries to comply, in all material respects with all applicable Laws, except for any noncompliance which individually or in the aggregate would not have a Material Adverse Effect, and such compliance shall include, without limitation, paying before the same become delinquent all Taxes imposed upon the Company or any of its Material Subsidiaries or its or their Properties, except to the extent contested diligently and in good faith by proper proceedings, and for which adequate reserves are established in accordance with GAAP.

         Section 5.3         Maintenance of Existence, Licenses and Franchises;
Compliance With Agreements.  Except to the extent otherwise permitted in
Article V, the Company shall maintain, and shall cause each of its Material Subsidiaries to maintain, its existence, and the Company shall preserve and maintain, and shall cause each of its Material Subsidiaries to preserve and maintain, all material licenses, privileges, franchises, certificates, authorizations, and other permits and agreements necessary for the operation of its business. The Company shall comply, and shall cause each of its Material Subsidiaries to comply, with all material agreements binding on it or affecting its properties or business, except for any noncompliance which individually or in the aggregate would not have a Material Adverse Effect.

         Section 5.4 Maintenance of Properties. The Company shall, and shall cause each of its Material Subsidiaries to, cause all of its Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair, and working order, and supplied with all necessary equipment, and cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times. Subject to the provisions of this Section 5.4, the Company shall, at its expense, maintain, service, repair, overhaul, improve, and rebuild the Aircraft so as to keep all Aircraft in as good a condition as presently exists or as when acquired by the Company if any Aircraft are hereafter acquired (ordinary wear and tear excepted), and as required to meet the air-worthiness standards of the Federal Aviation Administration and the Department of Transportation (to the extent such standards are applicable to the Aircraft) or the standards observed by the Company with respect to Property of similar type, whichever is higher. The Company shall comply with all applicable mandatory maintenance, service, repair, and overhaul manuals issued by the respective manufacturers of the Aircraft. The Company shall comply with all Laws of Tribunals having jurisdiction over the Company or the Aircraft, including all applicable requirements of the Federal Aviation Administration and the Department of Transportation as to operation, maintenance, or use of the Aircraft. In the event that any such Law requires alteration of any Aircraft, the Company shall conform thereto or obtain conformance therewith at no expense to the Agents or the Banks and will maintain such Aircraft in proper operating condition under such Laws; provided, however, that the Company may, in good faith, contest the validity or application of any such Law in any reasonable manner which does not materially adversely affect the Rights of the Agents or the Banks.

         Section 5.5 Maintenance of Books and Records. The Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in accordance with GAAP consistently applied (except for any change with which the Company's independent auditors concur) will be made of all dealings and transactions in relation to their business and activities.

         Section 5.6 Inspection. At reasonable times and upon reasonable notice, the Company shall permit, and shall cause each of its Material Subsidiaries to permit, any employees and other representatives of the Administrative Agent or any Bank to visit and inspect any Properties, to examine all books of account, records, reports, and other papers, to make copies and extracts therefrom (subject to any confidentiality agreements, copyright restrictions, and similar limitations), and to discuss the Company's and Material Subsidiaries' affairs, finances, Properties, condition (financial or otherwise) and accounts with the Company's and Material Subsidiaries' officers, employees and independent certified public accountants, at such times and as often as may be reasonably requested; provided, however, that (a) any such inspection which includes Aircraft shall be a visual, walk-around inspection and may not include opening any panels, bays or the like of any Aircraft, (b) no exercise of any inspection rights provided for in this Section
5.6 shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, the Company, and (c) the Administrative Agent and each Bank shall cause their respective employees and representatives to hold in strict confidence all information acquired pursuant to such Agent's or Bank's Rights under this Section 5.6, except for necessary disclosure to participants in the Loans or Commitments, disclosure in connection with disputes relating to the Loan Papers, or disclosure compelled by judicial or administrative process or by other requirements of Law.

         Section 5.7 Insurance. The Company shall maintain insurance with such insurers, in such amounts (including by way of self-insurance and deductibles), in such forms and covering such risks as may be then customary in the domestic airlines industry. Without in any way limiting the foregoing, the Company shall maintain such insurance on the Aircraft, including "all-risk" hull insurance and aviation liability insurance.

         Section 5.8 Appraisals. On each Appraisal Delivery Date, the Company shall submit an Appraisal of the Pool Assets to the Administrative Agent as of the date which is 30 days prior to such Appraisal Delivery Date; provided, however, that if such Appraisal is to be delivered on such Appraisal Delivery Date as a consequence of clause (b) of the definition thereof, the Appraisal to be delivered on such date shall only be in respect of the assets to be removed from and/or added to the Pool Assets.

         Section 5.9 Coverage Ratio. The Company shall maintain at all times a Coverage Ratio of not less than 1.25 to 1.0.

         Section 5.10 Reporting Requirements. The Company shall furnish to the Administrative Agent (with sufficient copies for each Bank):

                 (a) Within 120 days after the last day of each fiscal year of the Company, Financial Statements (it being understood that delivery of the Company's annual report on Form 10-K for any fiscal year as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal year) showing the consolidated financial condition and results of operations of the Company and its Subsidiaries as of, and for the year ended on, such last day, accompanied by (i) the opinion, without material qualification, of Auditors, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries and (ii) a Financial Report Certificate;

                 (b) Within 60 days after the last day of each of the first three fiscal quarters of the Company (i) Financial Statements showing the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as of, and for the period from the beginning of the current fiscal year to, such last day (it being understood that delivery of the Company's quarterly report on Form 10-Q for any fiscal quarter as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal quarter and, if applicable, the portion of the Company's fiscal year ended at the end of such quarter), and (ii) a Financial Report Certificate;

                 (c) (i) Promptly after mailing, true copies of all reports, statements, documents, plans, and other written communications furnished by or on behalf of the Company or any of its Subsidiaries to stockholders generally and (ii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

                 (d) Notice, promptly after the Company or any of its Material Subsidiaries knows or has reason to know of a Default or Event of Default, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking, or proposes to take with respect thereto;

                 (e) Prompt notice of any legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company, except proceedings which, if adversely determined, would not have a Material Adverse Effect or proceedings with respect to which the Company, in good faith and upon consultation with outside counsel, believes an adverse determination in respect thereof to be unlikely; and

                 (f) Promptly upon the Administrative Agent's reasonable request, such other relevant information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Company and any of its Material Subsidiaries.

         Section 5.11 Use of Proceeds. Proceeds advanced hereunder shall be used only as represented herein.

         Section 5.12        Restrictions on Sale-Leaseback Transactions; Pool
Assets.

                 (a) At all times prior to the Asset Pool Date, neither the Company nor any of its consolidated Subsidiaries will engage in any Sale-Leaseback Transaction unless the amount of Sale-Leaseback Debt resulting from such transaction, plus the aggregate of all other Sale-Leaseback Debt then existing, does not at the time exceed 10% of Consolidated Net Tangible Assets; provided, however, if a Sale-Leaseback Transaction would result in Sale-Leaseback Debt exceeding such 10% limitation, then such Sale-Leaseback Transaction shall be permitted if such excess amount of the Sale-Leaseback Debt
         (i) were treated as Debt secured by a Lien, and (ii) would not, together with all other Debt of the Company and its Subsidiaries existing at the time and secured by Liens not excepted pursuant to
         Section 5.13(a), exceed the limitation imposed by Section 5.13(b).

                 (b) At all times on or after the Asset Pool Date, the Company (i) will ensure that the Appraised Value of the Pool Assets shall satisfy the Collateral Coverage Test (based upon the most recent Appraisal delivered to the Administrative Agent and the Banks pursuant to the provisions of Section 5.8), and (ii) will not convey, sell, lease, transfer or otherwise dispose of, whether voluntarily or involuntarily (it being understood that loss of property due to theft, destruction, confiscation, prohibition on use or similar event shall constitute a disposal for purposes of this covenant), or remove or substitute, any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines of comparable value, assuming half-time condition) or agree to do any of the foregoing at any future time, except that:

                             (1)          so long as no Event of Default
                 exists, the Company may replace a Pool Asset with another asset of the Company (and Schedule II shall be modified to reflect such replacement), provided that (A) such replacement shall be made on a dollar-for-dollar basis based upon (x) in the case of the asset being removed from the Pool Assets, the Appraised Value of such Pool Asset (as determined by the most recently delivered Appraisal with respect to such Pool Asset) and (y) in the case of the asset being added to the Pool Assets, the Appraised Value of such asset (as determined by an Appraisal performed at the time of such replacement), and (B) prior to effecting the replacement, the Company shall have delivered a certificate of the Company signed by its duly authorized officer to the Administrative Agent certifying compliance with this Section 5.12(b) and attaching to such certificate the Appraisal required by Section 5.8;

                             (2) so long as no Event of Default exists or would result therefrom, the Company may remove an asset from the Pool Assets (and Schedule II shall be modified to reflect such removal), provided that (A) after giving effect to such removal, the Appraised Value of the remaining Pool Assets (as determined by an Appraisal of all Pool Assets performed at the time of such removal) shall satisfy the Collateral Coverage Test, and (B) prior to effecting the removal, the Company shall have delivered a certificate of the Company signed by its duly authorized officer to the Administrative Agent certifying that, and providing calculations demonstrating that, after giving effect to such removal, the Appraised Value of the Pool Assets shall satisfy the Collateral Coverage Test, and otherwise certifying compliance with this Section 5.12(b) and attaching to such certificate Appraisals of all Pool Assets obtained in connection with such removal; and

                             (3) in the event (x) that an Appraisal furnished pursuant to Section 5.8 discloses that the Collateral Coverage Test is not satisfied or (y) the Collateral Coverage Test is not satisfied following an involuntary disposal of any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines of comparable value, assuming half-time condition) (whether by loss of property due to theft, destruction, confiscation, prohibition on use, any similar event or otherwise), based upon the most recent Appraisal of the Pool Assets (from which the appraised values of the Pool Assets which are the subject of the involuntary disposition shall be subtracted) furnished pursuant to Section 5.8, the Company shall within 60 days after the date of such Appraisal or involuntary disposal, as the case may be, designate additional assets as Pool Assets to the extent that, after giving effect to such designation the Appraised Value of the Pool Assets, based on the most recently delivered Appraisal with respect to assets already constituting Pool Assets and based on an Appraisal performed at the time of such addition with respect to assets being added to Pool Assets, shall satisfy the Collateral Coverage Test (and Schedule II shall be modified to reflect such addition), provided that (A) at the time of such addition, the Administrative Agent and the Banks shall have received a certificate of the Company signed by its duly authorized officer certifying that the conditions set forth in this Section 5.12(b) shall have been satisfied after giving effect to such addition and attaching thereto such Appraisal, and (B) the asset being added shall constitute Stage 3 Equipment.

         Section 5.13        Restrictions on Liens.

                 (a) At all times prior to the Asset Pool Date, the Company will not, nor will it permit any Material Subsidiary to, issue, assume or guarantee any Debt directly or indirectly secured or collateralized by any Lien of or upon any Property of the Company or any Material Subsidiary (including without limitation shares of capital stock or indebtedness issued by any Material Subsidiary), whether such Property is owned at the date of this Agreement or hereafter acquired, without making effective provision whereby the Obligation (together with, if the Company shall so determine, any other Debt issued, assumed or guaranteed by the Company or any Material Subsidiary ranking equally with the Obligation and then existing or thereafter created) shall be secured by such Lien equally and ratably with (or, at the option of the Company, prior to) such Debt, so long as such Debt shall be so secured or collateralized; provided that the foregoing shall not apply to, nor prevent the creation or existence of, any of the following:

                             (1) Liens of or upon any Property owned by the Company or any Material Subsidiary at the date of this Agreement or thereafter acquired or constructed by the Company or any Material Subsidiary, to secure any Debt issued, assumed or guaranteed by the Company or any Material Subsidiary (i) for the purpose of financing or refinancing all or any part of the purchase price or cost of construction of such Property and (ii) prior to, at the time of, or within 270 days after the later of the acquisition, completion of construction or commencement of commercial operation of such Property;

                             (2) in addition to Liens contemplated by clauses (3) and (4) below, Liens of or upon any Property which existed at the time of acquisition of such Property (provided such Liens shall not extend to any Property theretofore owned by the Company or any Material Subsidiary);

                             (3) Liens of or upon any Property of a corporation, which Liens exist at the time such corporation is merged with or into or consolidated with the Company or any Material Subsidiary;

                             (4) Liens of or upon any Property of a corporation, which Liens exist at the time such corporation becomes a Material Subsidiary;

                             (5) Liens to secure Debt of any Material Subsidiary to the Company or to another Material Subsidiary or to secure Debt of the Company to any Material Subsidiary;

                             (6) Liens in favor of any Tribunal to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the Property subject to such Liens, including without limitation Liens to secure Debt of the industrial revenue bond type;

                             (7) Liens of or upon deposits of cash or cash equivalents in favor of banks or other depository institutions;

                             (8) any Lien created as a result of a Sale-Leaseback Transaction permitted by Section 5.12(a), other than a Sale-Leaseback Transaction permitted by virtue of the proviso clause thereof;

                             (9)          Permitted Liens;

                             (10) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation (other than ERISA);

                             (11) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                             (12)         easements, rights-of-way,
                 restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Material Subsidiaries; or

                             (13) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of Debt secured by any Lien existing at the date of this Agreement or any Lien referred to in the foregoing clauses (1) through (12), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the Property (plus improvements and construction on such Property), which was subject to the Lien securing the Debt so extended, renewed or replaced.

                 (b) Notwithstanding the provisions of subsection (a) of this Section 5.13, the Company or any Material Subsidiary may, without equally and ratably securing the Obligation, issue, assume or guarantee any Debt secured by a Lien not excepted by clauses (1) through (13) of such subsection (a), if the aggregate amount of such Debt, together with all other Debt of the Company and its Material Subsidiaries existing at such time and secured by Liens not so excepted, does not at the time exceed 10% of Consolidated Net Tangible Assets.

                 (c) In the event the Company shall directly or indirectly secure or collateralize any Debt by any Lien of or upon any Aircraft, then the Company shall be deemed to have satisfied any resulting obligations under subsection (a) of this Section 5.13 to secure the Obligation equally and ratably with such Debt, if it shall secure or collateralize the Obligation with a Lien of the same type and rank of or upon other Aircraft, which other Aircraft shall have no less equivalent value relative to the aggregate principal amount of the Obligation than the Aircraft first referred to have in relation to the aggregate principal amount of such Debt. All such Liens granted to or for the benefit of the Banks shall be granted and perfected pursuant to documentation reasonably satisfactory to the Administrative Agent and its counsel.

                 (d) At all times on or after the Asset Pool Date, the Company will not, nor will it permit any Material Subsidiary to, create, assume or suffer to exist any Lien upon or with respect to the Pool Assets, or enter into any arrangement with any Person that would materially negatively impact the value of any Pool Asset realizable by any third party or assign any right to receive the proceeds from the sale, transfer or disposition of any of the Pool Assets, or file or suffer to exist the filing with respect to any of the Pool Assets of any financing statement naming the Company or any Material Subsidiary as debtor under the Uniform Commercial Code or any similar notice of Lien naming the Company or any Material Subsidiary as debtor under any similar recording or notice statute (including, without limitation, any filing under Title 49, United States Code, Section 44107), other than Permitted Liens affecting Pool Assets.

                 (e) At all times on or after the Asset Pool Date, the Company will not enter into or suffer to exist, and will not permit any of its Material Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any Pool Asset.

         Section 5.14 Mergers and Dissolutions. Neither the Company nor any Subsidiary will merge or consolidate with any Person other than any merger or consolidation whereby the Company (or, if the Company is not involved, the Subsidiary) is the surviving corporation and no Default or Event of Default exists or would result therefrom. Neither the Company nor any Subsidiary (excluding any Subsidiary existing on the Execution Date to the extent that it does not contribute more than two percent of the consolidated net income or own more than two percent of the consolidated assets of the Company and its Subsidiaries at the time of any such liquidation or dissolution) will liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

         Section 5.15 Assignment. The Company will not assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.


                                  ARTICLE VI

                          EVENTS OF DEFAULT; REMEDIES

         Section 6.1 Events of Default. Any one or more of the following events shall be "Events of Default" hereunder (which shall include by definition the expiration of any grace period with respect thereto), whether the same shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):

                 (a) Payment of Obligation. Failure to pay any installment of principal on any Loan when due whether at maturity, by declaration as authorized by this Agreement, or otherwise; or failure to pay, within 10 days after the due date thereof, any interest on any Loan; or failure to pay, within 10 days after the due date thereof, or if no due date therefor is herein specified within 10 days after written demand therefor is given to the Company by the Administrative Agent, any other amount payable by the Company hereunder or under any of the other Loan Papers.

                 (b) Covenants. Default shall be made in the observance or performance of any other of the covenants, conditions, and agreements on the part of the Company contained herein, or in any other Loan Papers and such default shall continue for a period of 30 days after the Administrative Agent shall have given the Company notice thereof in writing.

                 (c) Debtor Relief. The Company or any Material Subsidiary shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, arrangement, composition, liquidation, receivership, or similar relief under any Debtor Relief Law, or shall file a petition to take advantage of any Debtor Relief Law, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall fail generally to pay its debts as they become due, or shall consent to the appointment of any receiver, trustee, custodian or liquidator of it or all or a substantial part of its Property; or a proceeding or action shall be instituted or commenced against the Company or any Material Subsidiary seeking an order for relief or a reorganization, arrangement, composition, liquidation, receivership, or similar relief under any Debtor Relief Law or seeking the appointment, without the consent of the Company or any Material Subsidiary, of any receiver, trustee, custodian or liquidator of it or all or a substantial part of the Property of the Company or any Material Subsidiary and such proceeding or action shall remain undismissed or unstayed for a period of 90 days; or an order, decree, or judgment for an involuntary petition adjudicating the Company or any Subsidiary insolvent shall be entered by any court of competent jurisdiction and shall remain undismissed or unstayed for a period of 90 days.

                 (d) Payment of Judgments. The Company or any of its Material Subsidiaries fails to pay any judgment or order for the payment of money in excess of $25,000,000 rendered against it or any of its assets (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect thereof) and either (i) any enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) the same shall not be discharged (or provisions shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Material Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                 (e) Default on Other Debt or Security. The Company or any Material Subsidiary shall (i) fail to pay any principal of or interest on any Debt (other than the Obligation) the principal or face amount of which exceeds $25,000,000 when due (or, where permitted, within any applicable grace period), whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and such default continues unremedied for five Business Days after such due date or applicable grace period, or (ii) fail to perform or observe any other provision (other than a provision that is substantially identical to a provision in this Agreement) contained in any agreement securing or relating to such Debt (or any other breach or default under such Debt agreement occurs) if the effect of such failure to perform or observe such other provisions (or breach or default) is to cause such Debt to become due prior to its stated maturity; provided, however, that if any such failure, breach or default shall be waived or cured (as evidenced by a writing from such holder or trustee) then, to the extent of such waiver or cure, the Event of Default hereunder by reason of such failure, breach or default shall be deemed likewise to have been thereupon waived or cured.

                 (f) ERISA. Any "Reportable Event" as such term is defined in ERISA under any Plan, or the appointment by an appropriate Tribunal of a trustee to administer any Plan, or the termination of any Plan within the meaning of Title IV of ERISA, and any of the foregoing results in a material liability to the Pension Benefit Guaranty Corporation; or any material accumulated funding deficiency within the meaning of ERISA exists under any Plan.

                 (g) Misrepresentation. Any representation or warranty made by the Company is untrue in any material respect, or any certificate, schedule, statement, report, notice or writing (excluding any Appraisal, for which the Company makes no representation) furnished by the Company to the Agents or to the Banks, or any of them, is untrue in any material respect on the date as of which the facts set forth are stated or certified, shall remain material at the time of discovery and shall, if curable, remain incorrect in any material respect after 30 days after written notice thereof to the Company (any failure to include within any such schedule, statement, report, notice, or writing information which failure would cause the material included to be misleading shall be as much an untruth as a false statement contained therein).

         Section 6.2 Remedies Upon Default. If an Event of Default specified in Section 6.1(c) occurs, the Commitments of the Banks shall thereupon automatically terminate and the aggregate unpaid principal balance of and accrued interest on the Obligation shall thereupon become due and payable concurrently therewith, without any action by the Administrative Agent or any Bank and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Except as set forth in the preceding sentence, should any Event of Default occur and be continuing, the Administrative Agent may, and if requested by the Majority Banks, shall, do any one or more of the following:

                 (a) Acceleration. Declare (by written notice to the Company) the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable, without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or other notice of any kind (except any notice or demand specified in this Agreement), all of which are hereby expressly waived.

                 (b) Termination. Terminate the Commitments by written notice to the Company.

                 (c)         Judgment.  Reduce any claim to judgment.

                 (d) Rights. Exercise any and all legal and equitable Rights available to it.

         Section 6.3 Remedies in General. If any Event of Default shall occur and be continuing, the Administrative Agent may immediately proceed to protect and enforce all or any Rights with respect thereto contained in this Agreement or any other Loan Papers or may enforce any other legal or equitable Rights. Any Right may be exercised from time to time, independently or concurrently, and as often as shall be deemed expedient. No waiver of any Event of Default shall extend to any subsequent Event of Default.


                                 ARTICLE VII

                                  THE AGENTS

         Section 7.1 Authorization and Action. Each Bank hereby irrevocably appoints and authorizes (a) TCB to act as its Administrative Agent hereunder and under each of the other Loan Papers, (b) Chase to act as its Auction Administration Agent hereunder and under each of the other Loan Papers,
(c) B of A to act as its Documentation Agent hereunder and under each of the other Loan Papers, and (d) NationsBank to act as Syndication Agent hereunder. TCB consents to such appointment and agrees to perform the duties of the Administrative Agent hereunder and under the other Loan Papers. Chase consents to such appointment and agrees to perform the duties of the Auction Administration Agent hereunder and under the other Loan Papers. B of A consents to such appointment and agrees to perform the duties of the Documentation Agent hereunder and under the other Loan Papers. NationsBank consents to such appointment and agrees, in consultation with the Company and the other Agents, to select a syndicate of Banks to participate in the Commitments. Each Bank authorizes and directs the Administrative Agent, the Auction Administration Agent and the Documentation Agent to act on its behalf and to exercise such powers under this Agreement as are specifically delegated to or required of such Agent by the terms hereto, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Loan Papers (including, without limitation, enforcement or collection of the Loans or Notes), the Administrative Agent, the Auction Administration Agent and the Documentation Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Loans or Notes; provided, however, that no Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable Law.

         Section 7.2 Agents' Reliance, Etc. None of the Agents and none of their respective Affiliates, directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Papers (i) with the consent or at the request of the Majority Banks (or the Majority Committed Banks or all the Banks, if required) or (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties that the Agents and their respective directors, officers, agents, and employees shall have no liability for actions and omissions under this Section 7.2 resulting from their ordinary contributory negligence). Without limitation of the generality of the foregoing, each Agent (i) may treat the payee of each Loan or Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to such Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made by or on behalf of the Company in or in connection with any Loan Paper; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any Loan Paper or to inspect the property (including the books and records) of the Company or any of its Subsidiaries; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Paper or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of any Loan Paper by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         Section 7.3 Rights of Agents as Banks. With respect to their Commitments, the Loans, if any, made by them and the Notes, if any, issued to them, each Bank that is an Agent (including any Agent that hereafter becomes a holder of a Loan or Note) and its Affiliates shall have the same rights and powers under this Agreement or any other Loan Paper as any other Bank and may exercise the same as though it were not an Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include each Bank that is an Agent (including any Agent that hereafter becomes a holder of a Loan or Note), in its individual capacity. Each Bank that is an Agent (including any Agent that hereafter becomes a holder of a Loan or Note) and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of the Subsidiaries and any Person who may do business with or own securities of the Company or of the Subsidiaries, all as if such Bank were not an Agent, and without any duty to account therefor to the Banks.

         Section 7.4 Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon any of the Agents or any other Bank and based on the Current Financials and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon any of the Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 7.5 AGENTS' INDEMNITY. NONE OF THE AGENTS SHALL BE REQUIRED TO TAKE ANY ACTION HEREUNDER OR TO PROSECUTE OR DEFEND ANY SUIT IN RESPECT OF THIS AGREEMENT OR THE LOANS OR NOTES UNLESS INDEMNIFIED TO SUCH AGENT'S SATISFACTION BY THE BANKS AGAINST LOSS, COST, LIABILITY, AND EXPENSE. IF ANY INDEMNITY FURNISHED TO SUCH AGENT SHALL BECOME IMPAIRED, IT MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS GIVEN. IN ADDITION, THE BANKS AGREE TO INDEMNIFY EACH AGENT OTHER THAN THE SYNDICATION AGENT (TO THE EXTENT NOT REIMBURSED BY THE COMPANY), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE COMMITTED LOANS THEN HELD BY EACH OF THEM (OR IF NO COMMITTED LOANS ARE AT THE TIME OUTSTANDING, RATABLY ACCORDING TO EITHER (I) THE RESPECTIVE AMOUNTS OF THEIR COMMITMENTS, OR (II) IF THE COMMITMENTS HAVE TERMINATED, THE RESPECTIVE AMOUNTS OF THE COMMITMENTS IMMEDIATELY PRIOR TO SUCH TERMINATION), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY SUCH AGENT UNDER THIS AGREEMENT OR THE OTHER LOAN PAPERS (INCLUDING, WITHOUT LIMITATION, ANY ACTION TAKEN OR OMITTED UNDER
ARTICLE II OF THIS AGREEMENT); PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM SUCH AGENT'S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EACH BANK AGREES, HOWEVER, THAT IT EXPRESSLY INTENDS, UNDER THIS SECTION 7.5, TO INDEMNIFY EACH AGENT RATABLY AS AFORESAID FOR ALL SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, AND DISBURSEMENTS ARISING OUT OF OR RESULTING FROM SUCH AGENT'S ORDINARY OR CONTRIBUTORY NEGLIGENCE. WITHOUT LIMITATION OF THE FOREGOING, EACH BANK AGREES TO REIMBURSE EACH AGENT (OTHER THAN THE SYNDICATION AGENT) PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE COUNSEL FEES) INCURRED BY SUCH AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, ADMINISTRATION, OR ENFORCEMENT OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS

AGREEMENT AND THE OTHER LOAN PAPERS TO THE EXTENT THAT SUCH AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE COMPANY. THE PROVISIONS OF THIS SECTION
7.5 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND/OR THE PAYMENT OR ASSIGNMENT OF ANY OF THE LOANS OR NOTES.

         Section 7.6 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks, the Auction Administration Agent, and the Company and may be removed as Administrative Agent under this Agreement and the other Loan Papers at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Committed Banks or, after termination of the Commitments, the Majority Banks shall have the right, with the consent of the Company (provided that the Company's consent shall not be required during the continuance of a Default or an Event of Default), to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 calendar days after the retiring Administrative Agent's giving notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, with the consent of the Company (provided that the Company's consent shall not be required during the continuance of a Default or Event of Default), appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder and under the other Loan Papers by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Papers. After any retiring Administrative Agent's resignation or removal as the Administrative Agent hereunder and under the other Loan Papers, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Papers.

         Section 7.7 Successor Auction Administration Agent. The Auction Administration Agent may resign at any time by giving written notice thereof to the Banks, the Administrative Agent, and the Company and may be removed as Auction Administration Agent under this Agreement and the other Loan Papers at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Committed Banks or, after termination of the Commitments, the Majority Banks shall have the right, with the consent of the Company (provided that the Company's consent shall not be required during the continuance of a Default or an Event of Default), to appoint a successor Auction Administration Agent. If no successor Auction Administration Agent shall have been so appointed and shall have accepted such appointment within 30 calendar days after the retiring Auction Administration Agent's giving notice of resignation or the Majority Banks' removal of the retiring Auction Administration Agent, then the retiring Auction Administration Agent may, on behalf of the Banks, appoint a successor Auction Administration Agent, with the consent of the Company (provided that the Company's consent shall not be required during the continuance of a Default or Event of Default), which shall be a commercial bank organized under the Laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Auction Administration Agent hereunder and under the other Loan Papers by a successor Auction Administration Agent, such successor Auction Administration Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Auction Administration Agent, and the retiring Auction Administration Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Papers. After any retiring Auction Administration Agent's resignation or removal as the Auction Administration Agent hereunder and under the other Loan Papers, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Auction Administration Agent under this Agreement and the other Loan Papers.

         Section 7.8 Successor Documentation Agent. The Documentation Agent may resign at any time by giving written notice thereof to the Banks, the Administrative Agent, the Auction Administration Agent, and the Company and may be removed as Documentation Agent under this Agreement and the other Loan Papers at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Committed Banks or, after termination of the Commitments, the Majority Banks shall have the right, with the consent of the Company (provided that the Company's consent shall not be required during the continuance of a Default or an Event of Default), to appoint a successor Documentation

Agent. If no successor Documentation Agent shall have been so appointed and shall have accepted such appointment within 30 calendar days after the retiring Documentation Agent's giving notice of resignation or the Majority Banks' removal of the retiring Documentation Agent, then the retiring Documentation Agent may, on behalf of the Banks, appoint a successor Documentation Agent, with the consent of the Company (provided that the Company's consent shall not be required during the continuance of a Default or an Event of Default), which shall be a commercial bank organized under the Laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Documentation Agent hereunder and under the other Loan Papers by a successor Documentation Agent, such successor Documentation Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Documentation Agent, and the retiring Documentation Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Papers. After any retiring Documentation Agent's resignation or removal as the Documentation Agent hereunder and under the other Loan Papers, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Documentation Agent under this Agreement and the other Loan Papers.

         Section 7.9 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent shall have received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks and the Auction Administration Agent; provided, however, if such notice is received from a Bank, the Administrative Agent also shall give notice thereof to the Company. The Administrative Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in
Section 7.1 and Section 7.2.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         Section 8.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Paper, nor consent to any departure by the Company herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Committed Banks, or after termination of the Commitments, the Majority Banks (or the Administrative Agent with the consent of the Majority Committed Banks, or after termination of the Commitments, the Majority Banks) in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all the Banks (or the Administrative Agent with the consent of all the Banks), do any of the following: (a) waive any of the conditions specified in Section 3.1, 3.2, or 3.3 (if and to the extent that the Borrowing which is the subject of such waiver would involve an increase in the aggregate outstanding amount of Loans over the aggregate amount of Loans outstanding immediately prior to such Borrowing), (b) reduce or increase the amount or alter the terms of the Commitments of any Banks or subject any Banks to any additional obligations,
(c) reduce the principal of, or rate or amount of interest applicable to, any Loan other than as provided in this Agreement, or any fees hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees hereunder, (e) change this Section 8.1, or (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder; and provided, further, that no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Paper; and provided, further, that no amendment, waiver, or consent shall, unless in writing and signed by the Auction Administration Agent in addition to the Banks required to take such action, affect the rights or duties of the Auction Administration Agent pursuant to this Agreement or any other Loan Paper; and provided, further, that no amendment, waiver, or consent shall, unless in writing and signed by the Documentation Agent in addition to the Banks required to take such action, affect the rights or duties of the Documentation Agent pursuant to this Agreement or any other Loan Paper.

         Section 8.2 Notices, Etc. Any Agent, any Bank, or the holder of any Loan or Note giving consent or notice or making any request of the Company provided for hereunder, shall notify each Bank, the Administrative Agent, and the Auction Administration Agent thereof. In the event that the holder of any Loan or Note (including any Bank) shall transfer such Loan or Note, it shall promptly so advise the Administrative Agent and the Auction Administration Agent which shall be entitled to assume conclusively that no transfer of any Loan or Note has been made by any holder (including any Bank) unless and until such Agent receives written notice to the contrary. Notices, consents, requests, approvals, demands, and other communications (collectively "Communications") provided for herein shall be in writing (including telecopy Communications) and mailed, telecopied or delivered:

                 (a)         If to the Company, to it at:
                             P.O. Box 36611
                             Love Field
                             Dallas, Texas  75235
                             Telecopy Number:      (214) 792-4022
                             Attention:  John D. Owen, Treasurer

                 (b)         If to the Administrative Agent, to it at:
                             2200 Ross Avenue, 3rd Floor
                             Dallas, Texas 75201
                             Telecopy Number:      (214) 922-2990
                             Attention:  Dallas Corporate Department

                 (c)         If to the Auction Administration Agent, to it at:
                             One Chase Manhattan Plaza, 8th Floor
                             New York, New York  10081
                             Telecopy Number:      (212) 552-5627
                             Attention:   Chris Consomer
                                          Loan and Agency Services Group

                 (d)         If to any Bank or any other Agent, as specified on
         Schedule I hereto or, in the case of any party, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties. All Communications shall, when mailed, telecopied or delivered, be effective and shall be deemed to have been duly given when sent by telecopier to any party or the telecopier number as set forth herein or on the signature pages hereof (or other telecopy number designated by such party in a written notice to the other parties hereto), or five days after being mailed to the address as set forth herein (or such other address designated by such party in a written notice to the other parties hereto) respectively, or when delivered to such address; provided, however, Communications to any Agent pursuant to Article II or Article VII shall not be effective until received by such Agent.

         Section 8.3 No Waiver; Remedies. No failure on the part of any Bank or any Agent to exercise, and no delay in exercising, any Right hereunder or under any other Loan Paper shall operate as a waiver thereof; nor shall any single or partial exercise of any such Right, or any abandonment or discontinuance of any steps to enforce such Right, preclude any other or further exercise thereof or the exercise of any other Right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The Rights herein provided are cumulative and not exclusive of any Rights provided by Law.

         Section 8.4 Costs, Expenses and Taxes. The Company agrees to pay or reimburse the Agents for paying: (i) all reasonable costs and expenses of the Agents in connection with (A) the preparation, execution, delivery, and administration of this Agreement and the other Loan Papers, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agents with respect thereto and with respect to advising the Agents as to their respective Rights and responsibilities under this Agreement and the other Loan Papers, and (B) any amendment, modification, supplement, or waiver of any of the terms of this Agreement, and (ii) all reasonable costs and expenses of the Banks and the Agents (including reasonable counsel's fees, and including reasonable allocated in-house counsel fees for any Bank or any Agent) in connection with the enforcement of this Agreement and the other Loan Papers.
In addition, the Company shall pay any and all Taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Loan Papers, and agrees to save the Agents and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Paper. The obligations of the Company under this Section 8.4 shall survive the termination of this Agreement and/or repayment of the Loans.

         SECTION 8.5 INDEMNITY. THE COMPANY AGREES TO INDEMNIFY AND HOLD HARMLESS THE AGENTS AND THE BANKS AND EACH OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS AND REPRESENTATIVES AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, DEFICIENCIES, EXPENSES, AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY AGENT, ANY BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR OTHER REPRESENTATIVES IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS, ANY TRANSACTION RELATED HERETO, OR ANY ACT, OMISSION, OR TRANSACTION OF THE COMPANY, ITS SUBSIDIARIES, AND AFFILIATES, OR ANY OF THEIR EMPLOYEES, OFFICERS, DIRECTORS OR OTHER REPRESENTATIVES, TO THE EXTENT THAT ANY OF THE SAME RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIMS MADE OR ACTIONS, SUITS, OR PROCEEDINGS COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN AN AGENT OR A BANK. THE OBLIGATION OF THE COMPANY UNDER THIS SECTION SHALL CONTINUE FOR A PERIOD OF ONE YEAR AFTER PAYMENT OF THE OBLIGATION AND TERMINATION OF ANY OR ALL LOAN PAPERS, AND SHALL NOT BE RELIEVED BY ANY CLAIM OR ALLEGATION OF NEGLIGENCE BY ANY AGENT OR ANY BANK; PROVIDED, HOWEVER, THAT ALTHOUGH EACH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED FROM ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

         Section 8.6 Right of Setoff. If any Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any and all obligations of the Company now or hereafter existing under this Agreement and the Loans held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The Rights of each Bank under this Section 8.6 are in addition to the Rights and remedies (including, without limitation, other Rights of setoff) which such Bank may have.

         SECTION 8.7         GOVERNING LAW; VENUE; SERVICE OF process.

                 (a) THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS AND AGREEMENTS EXECUTED BY THE COMPANY, THE AGENTS, AND THE BANKS UNDER THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF SAID STATE AND OF THE UNITED STATES. Without limitation of the foregoing, nothing in this Agreement or in any Note shall be deemed to constitute a waiver of any Rights which any Bank may have under applicable federal legislation relating to the amount of interest which such Bank may contract for, take, receive, or charge in respect of any Loans, including any Right to take, receive, reserve, and charge interest at the rate allowed by the Law of the states where such Bank is located. The provisions of Chapter 15 of Article 5069 of the Texas Revised Civil Statutes do not apply to this Agreement or any Note issued hereunder.

                 (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING AGAINST THE COMPANY UNDER OR IN CONNECTION WITH ANY OF THE LOAN PAPERS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE COMPANY AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF
         SECTION 8.2. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN PAPERS SHALL AFFECT THE RIGHT OF ANY AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY THE COMPANY AGAINST ANY AGENT OR ANY BANK SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

         Section 8.8 Usury Not Intended. The Company and the Banks intend to strictly comply with all applicable Laws, including Applicable Laws. Accordingly, the provisions of this Section 8.8 shall govern and control over every other provision of this Agreement and any Note, whenever executed, which conflicts with this Section 8.8, even if such provision declares that it controls (unless such provision expressly identifies and refers to this Section
8.8 and specifically states that it will control over this Section 8.8). As used in this Section 8.8, the term "interest" includes the aggregate of all charges which constitute interest under Applicable Laws, provided that, to the maximum extent permitted by Applicable Laws, (a) any non-principal payment shall be characterized as an expense or fee or something other than compensation for the use, forbearance, or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged, or received shall be amortized, prorated, allocated, and spread, in equal or unequal parts throughout the entire contemplated term of the Borrowings so that interest for the entire term does not exceed the maximum rate permitted by Applicable Laws. In no event shall the Company or any other Person be obligated to pay, or any Bank have any right or privilege to contract for, reserve, receive, retain, or charge (a) any interest in excess of the maximum amount of nonusurious interest permitted under Applicable Laws, or (b) total interest in excess of the amount which such Bank could lawfully have contracted for, reserved, received, retained, or charged had the interest been calculated for the full term of the Borrowings at the Highest Lawful Rate. On each day, if any, that the interest rate (the "Stated Rate") called for under this Agreement or under any Note or other related document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate (or at any time no Highest Lawful Rate shall exist, at the Agreed Maximum Rate) for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement, any Note, or any other Loan Paper which directly or indirectly relate to interest shall ever be construed without reference to this Section 8.8 or construed to create a contract to pay for the use, forbearance, or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Loan is shortened by reason of acceleration of maturity as a result of any Event of Default or other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Bank at any time (including but not limited to the stated maturity of any Borrowing) is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be cancelled automatically as of the date of such acceleration, prepayment, or other event which produces the excess, and, if such excess interest has been paid to a Bank, it shall be credited pro tanto against the then-outstanding principal balance of the Company's obligations to such Bank, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

         Section 8.9 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Papers, and no investigation by any Agent or any Bank or any closing shall affect the representations and warranties or the Right of any Agent or any Bank to rely upon them.

         Section 8.10 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company, the Agents, and each Bank and thereafter shall be binding upon and inure to the benefit of the Company (subject to the provisions of Section 8.11), the Agents, each Bank and their respective successors and assigns.

         Section 8.11        Successors and Assigns; Participations.

                 (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises, agreements, representations and warranties by or on behalf of the Company, the Agents or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Company may not assign or transfer any its rights or obligations hereunder without the prior written consent of all of the Banks.

                 (b) Each Bank may without the consent of the Company sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and any Note or Notes held by it); provided, however, that
         (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Loans and Notes (if any) for all purposes of this Agreement, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Article IIand Section 8.4, but only to the extent that such protection would have been available to such Bank, calculated as if no such participations had been sold, and the indemnity protection provisions contained in Section 8.5, (v) the Company, the Agents, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (vi) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Papers, other than the right to vote upon or consent to (y) amendments, modifications, or waivers with respect to any fees payable hereunder (including the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans and (z) any extension of the Termination Date.

                 (c) Each Bank may assign, with the prior written consent of the Company (which consent shall not be unreasonably withheld and shall not be required after the occurrence or during the continuance of a Default or Event of Default) and the Administrative Agent, to one or more Eligible Assignees, all or a portion of its interests, rights, and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Committed Loans at the time owing to it; provided, however, that (i) each Bank's Commitment (including Loans owing to it) shall not be less than $10,000,000, minus reductions pursuant to Section 2.6(a), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement (other than any Competitive Loans, any Competitive Notes and any right to make Competitive Loans), (iii) the assignee thereof shall deliver to the Company and the Administrative Agent any Internal Revenue Service forms required by Section 2.19, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance substantially in the form of Exhibit H hereto (an "Assignment and Acceptance"), together with a properly completed Administration Questionnaire, any Note or Notes subject to such assignment and a processing and recordation fee of $2,000 (or such lesser amount as shall be acceptable to the Administrative Agent); provided, however, no such fee shall be required in the case of any assignment requested by the Company pursuant to Article II of this Agreement. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless a shorter period shall be agreed to by the Company, the Administrative Agent, and the assignor Bank), (x) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the other Loan Papers and (y) the assignor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Papers (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement and the other Loan Papers, such Bank shall cease to be a party hereto and thereto).

                 (d) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the Eligible Assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is a legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Paper or any other instrument or document furnished pursuant hereto;
         (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance of its respective obligations under this Agreement, any other Loan Paper or any other instrument or document furnished pursuant hereto or thereto; (iii) such Eligible Assignee confirms that it has received a copy of this Agreement together with copies of financial information and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Eligible Assignee will, independently and without reliance upon the Agents, such Bank assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Eligible Assignee appoints and authorizes the Administrative Agent, the Auction Administration Agent and the Documentation Agent to take such action on behalf of such Eligible Assignee and to exercise such powers under this Agreement and the other Loan Papers as are delegated to each such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; (vi) such Eligible Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank; and (vii) such Eligible Assignee confirms that it is an Eligible Assignee as defined above.

                 (e) The Administrative Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loan owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agents, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, any Bank, the Administrative Agent, or the Auction Administration Agent at any reasonable time and from time to time upon reasonable prior notice.

                 (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit H hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Banks, the Administrative Agent, the Auction Administration Agent, and the Company. Within five Business Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes, if any, (x) a new Committed Note or Committed Notes to the order of such Eligible Assignee in an amount equal to its portion of the Commitment assumed by it pursuant to such Assignment and Acceptance, (y) if the assigning Bank has retained its Competitive Note, a new Competitive Note to the order of the Eligible Assignee, and (z) if the assigning Bank has retained any Commitment hereunder, new Committed Notes to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Committed Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Committed Notes. Such new Committed Notes and Competitive Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit D-1 or D-2 as applicable, hereto. Cancelled Notes shall be returned to the Company.

                 (g) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.11, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company and its Subsidiaries furnished to such Bank by or on behalf of the Company; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree for the benefit of the Company to preserve the confidentiality of any confidential information relating to the Company received from such Bank.

                 (h) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Loans owing to it and any Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board.

         Section 8.12 Independence of Covenants. All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

         Section 8.13 Severability. Should any clause, sentence, paragraph, or Section of this Agreement be judicially declared to be invalid, unenforceable, or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable, or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

         Section 8.14        Entire Agreement.     THIS AGREEMENT, THE FEE
LETTERS BETWEEN THE COMPANY AND THE RESPECTIVE AGENTS, AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Without in any way limiting the foregoing, this Agreement supersedes that certain Competitive Advance and Revolving Credit Facility Agreement dated as of December 14, 1990, as amended, among the Company and the Banks and Agents named therein, and the commitments of such Banks thereunder are hereby terminated.

         Section 8.15 Descriptive Headings. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

         Section 8.16 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 8.17 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE COMPANY, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN PAPERS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF ANY AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  SOUTHWEST AIRLINES CO.

                                  By: /s/ John D. Owen
                                     ------------------------------------------
                                          Name:  John D. Owen
                                               --------------------------------
                                          Title: Treasurer
                                                -------------------------------


$80,000,000                       TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as
                                  a Bank and as Administrative Agent


                                  By: /s/ Mark J. Denton
                                     ------------------------------------------
                                          Name: Mark J. Denton
                                               --------------------------------
                                          Title: Senior Vice President
                                                -------------------------------


                                  THE CHASE MANHATTAN BANK,
                                  as Auction Administration Agent


                                  By: /s/ Lawrence Palumbo
                                     ------------------------------------------
                                          Name: Lawrence Palumbo
                                               --------------------------------
                                          Title: Vice President
                                                -------------------------------

$80,000,000                       BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION, as a Bank and
                                  as Documentation Agent


                                  By: /s/ Lori Y. Kannegieter
                                     ------------------------------------------
                                          Name: Lori Y. Kannegieter
                                               --------------------------------
                                          Title: Managing Director
                                                -------------------------------

$80,000,000                       NATIONSBANK OF TEXAS, N.A.,
                                  as a Bank and as Syndication Agent


                                  By: /s/ Jeff Susman
                                     ------------------------------------------
                                          Name: Jeff Susman
                                               --------------------------------
                                          Title: Senior Vice President
                                                -------------------------------

$50,000,000                       ABN AMRO BANK N.V.


                                  By: /s/ Robert L. Decker
                                     ------------------------------------------
                                          Name: Robert L. Decker
                                               --------------------------------
                                          Title: Vice President
                                                -------------------------------

                                  By: /s/ Lukas van der Hoel
                                     ------------------------------------------
                                          Name: Lukas van der Hoel
                                               --------------------------------
                                          Title: Vice President
                                                -------------------------------

$50,000,000                       ROYAL BANK OF CANADA


                                  By: /s/ D.G. Calancie
                                     ------------------------------------------
                                          Name: D.G. Calancie
                                               --------------------------------
                                          Title: Industry Manager
                                                -------------------------------

$40,000,000                       THE MITSUBISHI TRUST AND BANKING
                                  CORPORATION, NEW YORK BRANCH


                                  By: /s/ Scott J. Paige
                                     ------------------------------------------
                                          Name: Scott J. Paige
                                               --------------------------------
                                          Title: Senior Vice President
                                                -------------------------------

$40,000,000                       BANK ONE, TEXAS, N.A.


                                  By: /s/ Gina Norris
                                     ------------------------------------------
                                          Name: Gina Norris
                                               --------------------------------
                                          Title: Vice President
                                                -------------------------------

$30,000,000                       FIRST SECURITY BANK, N.A.


                                  By: /s/ Steven M. Kohler
                                     ------------------------------------------
                                          Name: Steven M. Kohler
                                               --------------------------------
                                          Title: Vice President
                                                -------------------------------

$25,000,000                       WACHOVIA BANK OF GEORGIA, N.A.


                                  By: /s/ Joel K. Wood
                                     ------------------------------------------
                                          Name: Joel K. Wood
                                               --------------------------------
                                          Title: Vice President
                                                -------------------------------

                                   SCHEDULE I
                             SOUTHWEST AIRLINES CO.
                            Competitive Advance and
                           Revolving Credit Agreement



===========================================================================================================================
                                                                                   NOTICE
           NAME                          LENDING OFFICE***                      INFORMATION
---------------------------------------------------------------------------------------------------------------------------
  TEXAS COMMERCE                      Texas Commerce Bank                 Texas Commerce Bank
  BANK NATIONAL                       National Association                National Association
  ASSOCIATION                         712 Main  Street                    2200 Ross Avenue, 3rd Floor
                                      Houston, TX  77002                  Dallas, TX  75201
                                      Telecopy (713) 546-2339             Telecopy (214) 965-2044
                                      Attn.:  Gale Manning                Telephone (214) 965-2246
                                                                          Attn.:  Mark Denton
---------------------------------------------------------------------------------------------------------------------------
  BANK OF AMERICA                     Bank of  America National           Bank of  America National
  NATIONAL TRUST AND SAVINGS            Trust and Savings Association       Trust and Savings Association
  ASSOCIATION                         North American Division             North American Division
                                      Airlines Group 5770                 Airlines Group 5770
                                      555 South Flower Street             555 South Flower Street
                                      Los Angeles, CA  90071              Unit 5413, 11th Floor
                                                                          Los Angeles, CA  90071
                                                                          Telecopy (213) 228-2756
                                                                          Telephone (213) 228-3443
                                                                          Attn.:  Patrick P. Horan
---------------------------------------------------------------------------------------------------------------------------
  NATIONSBANK OF TEXAS, N.A.          NationsBank of Texas, N.A.          NationsBank of Texas, N.A.
                                      901 Main Street                     901 Main Street, 67th Floor
                                      Dallas, TX  75202                   Dallas, TX  75202
                                                                          Telecopy (214) 508-0980
                                                                          Telephone (214) 508-0964
                                                                          Attn.:  Jeff Susman
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
  ABN AMRO BANK N.V.                  ABN AMRO Bank N.V.                  ABN AMRO Bank N.V.
                                      135 S. LaSalle Street               135 S. LaSalle Street
                                      Suite 760                           Suite 760
                                      Chicago, IL  60674-9135             Chicago, IL  60674-9135
                                                                          Telecopy (312) 606-8428
                                                                          Telephone (312) 904-2836
                                                                          Attn.:  Lukas van der Hoef
---------------------------------------------------------------------------------------------------------------------------
  ROYAL BANK OF CANADA                Royal Bank of Canada                Royal Bank of Canada
                                      Grand Cayman (North America No. 1)  Grand Cayman (North America No. 1)
                                      Branch                              Branch
                                      c/o new York Branch                 c/o New York Branch
                                      Financial Square, 23rd Floor        Financial Square, 23rd Floor
                                      32 Old Slip                         32 Old Slip
                                      New York, NY  10005-3531            New York, NY  10005-3531
                                                                          Telecopy:  (212) 428-2372
                                                                          Telephone:  (212) 428-6204
                                                                          Attention:  Manager, Credit
                                                                          Administration

                                                                          Royal Bank of Canada
                                                                          Financial Square, 24th Floor
                                                                          New York, NY  10005-3531
                                                                          Telecopy (212) 428-6459
                                                                          Telephone (212) 428-6445
                                                                          Attn.:  Don Calancie
---------------------------------------------------------------------------------------------------------------------------
  THE MITSUBISHI TRUST AND BANKING    The Mitsubishi Trust and Banking    The Mitsubishi Trust and Banking
  CORPORATION, NEW YORK BRANCH        Corporation, New York Branch        Corporation, New York Branch
                                      520 Madison Avenue                  520 Madison Avenue
                                      New York, NY  10022                 New York, NY  10022
                                                                          Telecopy (212) 644-6825
                                                                          Telephone (212) 891-8216
                                                                          Attn.:  Scott J. Paige
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
  BANK ONE, TEXAS, N.A.               Bank One, Texas, N.A.               Bank One, Texas, N.A.
                                      1717 Main Street                    1717 Main Street
                                      Dallas, TX  75201                   Dallas, TX  75201
                                      Telecopy (214) 290-2765             Telecopy (214) 290-2765
                                      Attn.:  Michael Silverman           Telephone (214) 290-2713
                                                                          Attn.:  Gina Norris
---------------------------------------------------------------------------------------------------------------------------
  FIRST SECURITY BANK, N.A.           First Security Bank, N.A.           First Security Bank, N.A.
                                      15 East 100 South                   15 East 100 South
                                      2nd Floor                           2nd Floor
                                      Salt Lake City, UT  84111           Salt Lake City, UT  84111
                                                                          Telecopy (801) 246-5532
                                                                          Telephone (801) 246-5228
                                                                          Attn.:  Steven M. Kohler
---------------------------------------------------------------------------------------------------------------------------
  WACHOVIA BANK OF GEORGIA, N.A.      Wachovia Bank of Georgia, N.A.      Wachovia Bank of Georgia, N.A.
                                      191 Peachtree St., N.E. MC-GA370    191 Peachtree St., N.E. MC-GA370
                                      Atlanta, GA  30303                  Atlanta, GA  30303
                                                                          Telecopy (404) 332-1159
                                                                          Telephone (404) 332-6898
                                                                          Attn.:  Joel K. Wood
---------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE II
                             SOUTHWEST AIRLINES CO.
                            Competitive Advance and
                           Revolving Credit Agreement


                    INITIAL SCHEDULE II LISTING POOL ASSETS
                SHALL BE DELIVERED PRIOR TO THE ASSET POOL DATE